                                                                     Exhibit 3.2

                                     FORM OF

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           SIMON PROPERTY GROUP, INC.

            Simon Property Group, Inc. (the "Corporation"), a corporation organized under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            1. That the name of the Corporation is Simon Property Group, Inc.

            2. The original Certificate of Incorporation of the Corporation was filed under the name Corporate Property Investors, Inc. with the Secretary of State of Delaware on March 13, 1998.

            3. This Restated Certificate of Incorporation was duly authorized by the Corporation's Board of Directors and stockholders, and all specifically affected classes or series of classes of stockholders, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

            4. This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

            5. The text of the Restated Certificate of Incorporation reads as follows:

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           SIMON PROPERTY GROUP, INC.

            FIRST: The name of the corporation (which is hereinafter called the "Corporation") is:

                           Simon Property Group, Inc.

            SECOND: The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

                  (a) To engage in the business of a real estate investment trust ("REIT") as that phrase is defined in the Internal Revenue Code of 1986, as amended (the "Code").

                  (b) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            THIRD: The address of its registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

            FOURTH: (a) The total number of shares of stock of all classes which the Corporation has authority to issue is 750,000,000 shares of capital stock, of which 400,000 shares are classified as Common Stock, par value $.0001 per share ("Common Stock") 12,000,000 shares are classified as Class B Common Stock, par value $.0001 per share ("Class B Common Stock"), 4,000 shares are classified as Class C Common Stock, par value $.0001 per share ("Class C Common Stock"), 100,000,000 shares are classified as Preferred Stock, par value $.0001 per share, ("Preferred Stock"), and 237,996,000 shares are classified as Excess Common Stock, par value $.0001 per share ("Excess Common Stock").

                  (b) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

            (1) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any series of Preferred Stock and any series of Preferred Stock hereafter created, and except as otherwise provided with respect to directors elected by the holders of the Class B Common Stock or of the Class C Common Stock, each voting as a separate class, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock, the Class B Common Stock, the Class C Common Stock and the Excess Common Stock, voting together as a single class. Shares of Common Stock shall not have cumulative voting rights.

            (2) Subject to the provisions of law and any preferences of any series of Preferred Stock and any series of Preferred Stock hereafter created, dividends or other distributions, including dividends or other distributions payable in shares of another class of the Corporation's stock, may be paid ratably on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable, but only if at the same time, dividends are paid on outstanding shares of Class B Common Stock and Class C Common Stock in accordance with subparagraphs (c)(2) and (c-1)(2), respectively, of this Article FOURTH.

            (3) Subject to the provisions of law and the preferences of any series of Preferred Stock and any series of Preferred Stock hereafter created, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, together with the holders of Class B Common Stock, Class C Common Stock, Excess Common Stock and any other series of Preferred Stock hereafter created not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any series of Preferred Stock and any series of Preferred Stock hereafter created having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

            (4) Each share of Common Stock is convertible into Excess Common Stock, as provided in Article NINTH hereof.

                  (c) The following is a description (which should be read in conjunction with paragraph (c-1) of this Article FOURTH) of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Class B Common Stock of the Corporation:

            (1) Each share of Class B Common Stock shall have one vote, and, except as otherwise provided in respect of any series of Preferred Stock and any series of Preferred Stock hereafter created and except as otherwise provided in this paragraph (c) and in paragraph (c-1), the exclusive voting power for all purposes shall be vested in the holders of the Class B Common Stock, the Class C Common Stock and the Common Stock, voting together as a single class. Shares of Class B Common Stock shall not have cumulative voting rights. The holders of the shares of Class B Common Stock shall have the right, voting as a separate class, to elect four directors of the Corporation and shall vote with the holders of the Class C Common Stock, and the Common Stock (voting together as a single class) to elect the remaining directors (other than the director or directors to be elected by the holders of the Class C Common Stock voting as a separate class); provided that if the Simon Family Group (as defined in Article NINTH) shall sell or transfer a portion of their Common Stock, Class B Common Stock and Units (as defined in Article NINTH) so as to reduce their Aggregate Assumed Equity Interest in the Corporation (as defined in Article NINTH) to less than 50% of the Simon Family Group Initial Aggregate Assumed Equity Interest (as defined in Article NINTH) in the Corporation, from and after the date of such reduction the holders of the shares of Class B Common Stock shall have the right, voting as a separate class, to elect two directors of the Corporation. The right of the holders of Class B Common Stock to elect directors may be exercised by written consent of such holders. For purposes of this subparagraph, shares held in a voting trust shall be deemed owned by the beneficiaries of the voting trust.

            (2) Subject to the provisions of law and the preferences of the Preferred Stock and of any series of Preferred Stock hereafter created, dividends or other distributions, including dividends or other distributions payable in shares of another class of the Corporation's stock, may be paid ratably on the Class B Common Stock at such time and in such amounts as the Board of Directors may deem advisable; provided that cash dividends or other distributions shall be paid on each share of Class B Common Stock at the same time as cash dividends or other distributions are paid on Common Stock or Class C Common Stock and in an amount equal to the amount payable on the number of shares of Common Stock into which each share of Class B Common Stock is then convertible; provided further that non-cash dividends or other non-cash distributions (including the issuance of warrants or rights to acquire securities of the Corporation) shall be distributed on each share of Class B Common Stock at the same time as such non-cash dividends or other non-cash distributions are distributed on Common Stock or Class C Common Stock and in an amount equal to the amount distributable on the number of shares of Common Stock into which each share of Class B

      Common Stock is then convertible; provided further that any dividends or other distributions payable otherwise on the Class B Common Stock shall be paid in shares of Common Stock or securities convertible or exchangeable into Common Stock (or warrants or rights issued to acquire Common Stock or securities convertible or exchangeable into Common Stock).

            (3) (A) Each share of Class B Common Stock is convertible into Excess Common Stock, as provided in Article NINTH hereof. Each share of Class B Common Stock may be converted at the option of the holder thereof into one share of Common Stock. Immediately and automatically each share of Class B Common Stock shall be converted into one share of Common Stock
      (i) if the Aggregate Assumed Equity Interest in the Corporation of the Simon Family Group is for any reason reduced to less than 5% of the Aggregate Assumed Equity Interest in the Corporation or (ii) if such share of Class B Common Stock is otherwise sold or otherwise transferred to or is otherwise held by anyone other than a member of the Simon Family Group. For purposes of this subparagraph, shares held in a voting trust shall be deemed owned by the beneficiaries of the voting trust.

                  (B) The Corporation may not subdivide its outstanding shares of Common Stock, combine its outstanding shares of Common Stock into a smaller number of shares, or issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation without making the same adjustment to the Class B Common Stock. The Corporation shall not distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or other distributions to the extent permitted by subparagraph (c)(2) of this Article FOURTH) or rights or warrants to subscribe for or purchase securities issued by the Corporation or property of the Corporation (excluding those referred to in subparagraph (c)(2) of this Article FOURTH), without making the same distribution to all holders of its Class B Common Stock. No adjustment of the conversion rate shall be made as a result of or in connection with the issuance of Common Stock of the Corporation pursuant to options or stock purchase agreements now or hereafter granted or entered into with officers or employees of the Corporation or its subsidiaries in connection with their employment, whether entered into at the beginning of the employment or at any time thereafter. In case of any capital reorganization of the Corporation, or the consolidation or merger of the Corporation with or into another corporation, or a statutory share exchange, or the sale, transfer or other disposition of all or substantially all of the property, assets or business of the Corporation then, in each such case, each share of Common Stock and each share of Class B Common Stock shall be treated the same unless the transaction is approved by the affirmative vote of a majority of the holders of Class B Common stock shall be required to approve such a transaction.

                  (C) Upon conversion of any shares of Class B Common Stock, no payment or adjustment shall be made on account of dividends accrued, whether or not in arrears, on such shares or on account of dividends declared and payable to holders of Common Stock of record on a date prior to the date of conversion.

                  (D) Except with respect to shares of Class B Common Stock which have been deemed to have been automatically converted into Common Stock pursuant to subparagraph (c)(3)(A) of this Article FOURTH, in order to convert shares of Class B Common Stock into Common Stock the holder thereof shall surrender at the office of the Transfer Agent the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office that he elects to convert such shares and shall state in writing therein the name or names (with addresses) in which he wishes the certificate or certificates for Common Stock to be issued. Shares of Class B Common Stock shall be deemed to have been converted on the date of the surrender of such certificate or certificates for shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. As soon as practicable on or after the date of conversion as aforesaid, the Corporation will issue and deliver at said office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with cash for any fraction of a share, as provided in subparagraph (c)(3)(F) of this Article FOURTH, to the person or persons entitled to receive the same. The Corporation will pay any and all federal original issue taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Class B Common Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Class B Common Stock so converted were registered, and no issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation either that such tax has been paid or that no such tax is payable.

                  (E) All shares of Class B Common Stock converted into Common Stock shall be retired and cancelled and shall not be reissued.

                  (F) The Corporation shall not issue fractional shares of Common Stock upon any conversion of shares of Class B Common Stock. As to any final fraction of a share which the holder of one or more shares of Class B Common Stock would be entitled to receive upon exercise of such holder's conversion right the Corporation shall pay a cash adjustment in an amount equal to the same fraction of the Market Price (as defined in Article NINTH) for the date of exercise.

                  (G) The Corporation shall at all times have authorized and unissued a number of shares of Common Stock sufficient for the conversion of all shares of Class B Common Stock at the time outstanding. If any shares of Common Stock require registration with or approval of any governmental authority under any Federal or State law, before such shares may be validly issued upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval as the case may be. The Corporation warrants that all Common Stock issued upon conversion of shares of Class B Common Stock will upon issue be fully paid and nonassessable by the Corporation and free from original issue taxes.

            (4) Subject to the provisions of law and the preferences of the Preferred Stock and of any series of Preferred Stock hereafter created, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Class B Common Stock shall be entitled, together with the holders of Class C Common Stock, Common Stock, Excess Common Stock and any other series of Preferred Stock hereafter created not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of the Preferred Stock and of any series of Preferred Stock hereafter created having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.


            (c-1) The following is a description (which should be read in conjunction with paragraph (c) of this Article FOURTH) of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Class C Common Stock of the Corporation:

            (1) Each share of Class C Common Stock shall have one vote, and, except as otherwise provided in respect of any series of Preferred Stock and any series of Preferred Stock hereafter created and except as otherwise provided in this paragraph (c-1) and in paragraph (c), the exclusive voting power for all purposes shall be vested in the holders of the Class C Common Stock, the Class B Common Stock and the Common Stock, voting together as a single class. Shares of Class C Common Stock shall not have cumulative voting rights. Subject to paragraph (b) of Article FIFTH, the holders of the shares of Class C Common Stock shall have the right, voting as a separate class, to elect two directors of the Corporation and shall vote with the holders of the Class B Common Stock, and the Common Stock (voting together as a single class) to elect the remaining directors (other than the directors to be elected by the holders of the Class B Common Stock voting as a separate class); provided that if the DeBartolo Family Group (as defined in Article NINTH) shall sell or transfer a portion of their Common Stock, Class C Common Stock and Units (as defined in Article NINTH) so as to reduce their Aggregate Assumed Equity Interest in the Corporation (as defined in Article NINTH) to less than 50% of the DeBartolo Family Group Initial Aggregate Assumed Equity Interest (as defined in Article NINTH) in the Corporation, from and after the date of such reduction the holders of the shares of Class C Common Stock shall have the right, voting as a separate class, to elect one director of the Corporation. The right of holders of Class C Common Stock to elect directors may be exercised by written consent of such holders. For purposes of this subparagraph, shares held in a voting trust shall be deemed owned by the beneficiaries of the voting trust.

            (2) Subject to the provisions of law and the preferences of the Preferred Stock and of any series of Preferred Stock hereafter created, dividends or other distributions, including dividends or other distributions payable in shares of another class of the Corporation's stock, may be paid ratably on the Class C Common Stock at such time and in such amounts as the Board of Directors may deem advisable; provided that cash dividends or other distributions shall be paid on each share of Class C Common Stock at the same time as cash dividends or other distributions are paid on Common Stock or Class B Common Stock and in an amount equal to the amount payable on the number of shares of Common Stock into which each share of Class C Common Stock is then convertible; provided further that non-cash dividends or other non-cash distributions (including the issuance of warrants or rights to acquire securities of the Corporation) shall be distributed on each share of Class C Common Stock at the same time as such non-cash dividends or other non-cash distributions are distributed on Common Stock or Class B Common Stock and in an amount equal to the amount distributable on the number of shares of Common Stock into which each share of Class C Common Stock is then convertible; provided further that any dividends or other distributions payable otherwise on the

      Class C Common Stock shall be paid in shares of Common Stock or securities convertible or exchangeable into Common Stock (or warrants or rights issued to acquire Common Stock or securities convertible or exchangeable into Common Stock).

            (3) (A) Each share of Class C Common Stock is convertible into Excess Common Stock, as provided in Article NINTH hereof. Each share of Class C Common Stock may be converted at the option of the holder thereof into one share of Common Stock. Immediately and automatically each share of Class C Common Stock shall be converted into one share of Common Stock
      (i) if the Aggregate Assumed Equity Interest in the Corporation of the DeBartolo Family Group is for any reason reduced to less than 5% of the Aggregate Assumed Equity Interest in the Corporation or (ii) if such share of Class C Common Stock is otherwise sold or otherwise transferred to or is otherwise held by anyone other than a member of the DeBartolo Family Group. For purposes of this subparagraph, shares held in a voting trust shall be deemed owned by the beneficiaries of the voting trust.

                  (B) The Corporation may not subdivide its outstanding shares of Common Stock, combine its outstanding shares of Common Stock into a smaller number of shares, or issue by reclassification of its shares of Common Stock any shares of the Corporation without making the same adjustment to the Class C Common Stock. The Corporation shall not distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or other distributions to the extent permitted by subparagraph (c-1)(2) of this Article FOURTH) or rights or warrants to subscribe for or purchase securities issued by the Corporation or property of the Corporation (excluding those referred to subparagraph (c-1)(2) of this Article FOURTH), without making the same distribution to all holders of its Class C Common Stock. No adjustment of the conversion rate shall be made as a result of or in connection with the issuance of Common Stock of the Corporation pursuant to options or stock purchase agreements now or hereafter granted or entered into with officers or employees of the Corporation or its subsidiaries in connection with their employment, whether entered into at the beginning of the employment or at any time thereafter. In case of any capital reorganization of the Corporation, or the consolidation or merger of the Corporation with or into another corporation, or a statutory share exchange, or the sale, transfer or other disposition of all or substantially all of the property, assets or business of the Corporation then, in each such case, each share of Common Stock and each share of Class C Common Stock shall be treated the same unless the transaction is approved by the affirmative vote of the holders of a majority of Class C Common Stock shall be required to approve such a transaction.

                  (C) Upon conversion of any shares of Class C Common Stock, no payment or adjustment shall be made on account of dividends accrued, whether or not in arrears, on such shares or on account of dividends declared and payable to holders of Common Stock of record on a date prior to the date of conversion.

                  (D) Except with respect to shares of Class C Common Stock which have been deemed to have been automatically converted into Common Stock pursuant to subparagraph (c-1)(3)(A) of this Article FOURTH, in order to convert shares of Class C Common Stock into Common Stock the holder thereof shall surrender at the office of the Transfer Agent the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office that he elects to convert such shares and shall state in writing therein the name or names (with addresses) in which he wishes the certificate or certificates for Common Stock to be issued. Shares of Class C Common Stock shall be deemed to have been converted on the date of the surrender of such certificate or certificates for shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. As soon as practicable on or after the date of conversion as aforesaid, the Corporation will issue and deliver at said office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with cash for any fraction of a share, as provided in subparagraph (c-l)(3)(F) of this Article FOURTH, to the person or persons entitled to receive the same. The Corporation will pay any and all federal original issue taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Class C Common Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Class C Common Stock so converted were registered, and no issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation either that such tax has been paid or that no such tax is payable.

                  (E) All shares of Class C Common Stock converted into Common Stock shall be retired and cancelled and shall not be reissued.

                  (F) The Corporation shall not issue fractional shares of Common Stock upon any conversion of shares of Class C Common Stock. As to any final fraction of a share which the holder of one or more shares of Class C Common

      Stock would be entitled to receive upon exercise of such holder's conversion right the Corporation shall pay a cash adjustment in an amount equal to the same fraction of the Market Price (as defined in Article NINTH) for the date of exercise.

                  (G) The Corporation shall at all times have authorized and unissued a number of shares of Common Stock sufficient for the conversion of all shares of Class C Common Stock at the time outstanding. If any shares of Common Stock require registration with or approval of any governmental authority under any Federal or State law, before such shares may be validly issued upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval as the case may be. The Corporation warrants that all Common Stock issued upon conversion of shares of Class C Common Stock will upon issue be fully paid and nonassessable by the Corporation and free from original issue taxes.

            (4) Subject to the provisions of law and the preferences of the Preferred Stock and of any series of Preferred Stock hereafter created, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Class C Common Stock shall be entitled, together with the holders of Class B Common Stock, Common Stock, Excess Common Stock and any other series of Preferred Stock hereafter created not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of the Preferred Stock and any series of Preferred Stock hereafter created having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

            (c-2) Subject in all cases to the provisions of Article NINTH with respect to Excess Stock (as defined in this paragraph), the Preferred Stock may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware;

provided, however, no shares of any series of Preferred Stock may be authorized or issued unless (i) the certificates of designations relating to such series contains restrictions on ownership and transfer and conversion provisions applicable to such series comparable to those set forth in this Article NINTH, and (ii) a corresponding series of Preferred Stock ("Excess Preferred Stock" and together with Excess Common Stock, unless the context otherwise requires, "Excess Stock"), to be issued in accordance with any such conversion provisions upon a violation of such restrictions on ownership and transfer, is simultaneously authorized by filing of a certificate of designations. The Board of Directors is further authorized to increase or decrease (but not below the number of such shares of series then outstanding) the shares of any series subsequent to the issuance of shares of that series.

            FIFTH: (a) The powers and duties conferred and imposed upon the board of directors by the General Corporation Law of the State of Delaware shall be exercised and performed, in accordance with Section 141 thereof governing the action of directors, by a board (the "Board of Directors"); provided, however that pursuant to Section 141(a) of the General Corporation Law of the State of
Delaware: (i) certain of such powers and duties of the Board of Directors set forth herein shall be exercised and performed only by the Independent Directors (as defined in Article NINTH hereof), (ii) certain of the directors shall serve until the annual meeting of the stockholders next to his or her name in Article FIFTH(e) and (iii) certain of such powers and duties of the Board of Directors as described herein may be exercised and performed by one or more committees consisting of one or more members of the Board of Directors and one or more other persons to the extent such powers and duties are delegated thereto by the Board of Directors. The number of directors of the Corporation shall never be less than the minimum number permitted by the General Corporation Law of the State of Delaware now or hereafter in force and:

            (1) so long as any shares of both Class B Common Stock and Class C Common Stock are outstanding, the number of directors of the Corporation shall be thirteen;

            (2) so long as any shares of Class B Common Stock (but no Class C Common Stock) are outstanding, the number of directors of the Corporation shall be nine;

            (3) so long as any shares of Class C Common Stock (but no Class B Common Stock) are outstanding, the number of directors of the Corporation shall be nine; and

            (4) so long as no shares of Class B Common Stock or Class C Common Stock are outstanding, the number of directors of the Corporation shall be fixed by the Board of Directors from time to time.

At least a majority of the directors shall be Independent Directors (as defined in Article NINTH).

                  (b) Subject to the rights of the holders of any class of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors shall be filled by a vote of the stockholders or a majority of the entire Board of Directors, and any vacancies on the Board of Directors resulting from death, disability ("disability," which for purposes of this paragraph (b) shall mean illness, physical or mental disability or other incapacity), resignation, retirement, disqualification, removal from office, or other cause shall be filled by a vote of the stockholders or a majority of the directors then in office; provided that

            (1) any vacancies on the Board of Directors resulting from death, disability, resignation, retirement, disqualification, removal from office, or other cause of a director elected by the holders of Class B Common Stock shall be filled by a vote of the holders of Class B Common Stock; and

            (2) any vacancies on the Board of Directors with respect to a director elected by the holders of Class C Common Stock shall be filled as follows:

                  (A) any vacancy resulting from the death, disability, resignation, retirement, disqualification, removal from office or other cause of Mr. Frederick W. Petri (and any person duly nominated and elected to serve as his replacement) shall be filled by the holders of Class C Common Stock, voting as a separate class, to elect as a replacement director a candidate who is an Independent Director, who has similar experience and standing in the business community to the Independent Directors and who has been approved by a majority of the Independent Directors elected by the holders of Common Stock and other capital stock entitled to vote with the Common Stock as a single class. If such Independent Directors do not approve such candidate, the holders of Class C Common Stock may propose another candidate for approval by a majority of such Independent Directors. The right of holders of Class C Common Stock to propose candidates to the Independent Directors shall continue until one such candidate is approved by a majority of such Independent Directors;

                  (B) at any time prior to December 31, 2003, any vacancy in the seat on the Board of Directors occupied by Ms. Marie Denise DeBartolo York on [the date of the CPI Merger] other than one resulting from her death or disability shall reduce by such vacancy an equivalent number of the directors that holders of Class C Common Stock may, voting as a separate class, elect, and such vacancy shall be filled by a majority of the entire Board of Directors; and

                  (C) any vacancy in the seat on the Board of Directors occupied by Ms. Marie Denise DeBartolo York on [the date of the CPI Merger] resulting from the death or disability of Ms. Marie Denise DeBartolo York, or (ii) at any time on or subsequent to December 31, 2003, shall be filled by holders of Class C Common Stock, voting as a separate class, to elect as a replacement director a candidate who is either (i) the Chief Executive Officer of the Edward J. DeBartolo Corporation (or any successor to such corporation), (ii) the Chief Financial Officer of the Edward J. DeBartolo Corporation (or any successor to such corporation) provided that such person was the Chief Financial Officer of the Edward J. DeBartolo Corporation on the [date of the CPI Merger] or (iii) an Independent Director, who has similar experience and standing in the business community to the Independent Directors and who has been approved by a majority of the Independent Directors elected by the holders of Common Stock and other capital stock entitled to vote with the Common Stock as a single class. If such Independent Directors do not approve such candidate, the holders of Class C Common Stock may propose another candidate for approval by a majority of such Independent Directors. The right of holders of Class C Common Stock to propose candidates to the Independent Directors shall continue until one such candidate is approved by a majority of such Independent Directors.

            (3) A special meeting of holders of the Class B Common Stock or Class C Common Stock shall be called by the President in the event a vacancy occurs on the Board of Directors from any cause among the directors entitled to be elected by the holders of the Class B Common Stock or Class C Common Stock, as the case may be, and a special meeting of holders of the Common Stock, the Class C Common Stock and the Class B Common Stock shall be called by the President in the event a vacancy occurs on the Board of Directors from any cause among the directors elected by the holders of the Common Stock, the Class C Common Stock and the Class B Common Stock (voting together as a single class) and is not filled by the directors within 30 days after the vacancy occurs. The holders of Class B Common Stock and Class C Common Stock may exercise their rights to elect directors by written consent without a meeting.

No decrease in the number of directors constituting the Board of Directors shall affect the tenure of office of any director.

                  (c) Whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided in paragraph (a) of this Article FIFTH or in the By-Laws; provided that if any shares of Class B Common Stock or Class C Common Stock are outstanding, the election of one or more directors by such holders of Preferred Stock will eliminate the corresponding number of directors to be elected by the combined holders of the Common Stock, the Class B Common Stock, and the Class C Common Stock, voting together as a single class, and will neither increase the size of the Board of Directors nor eliminate the seat or seats of directors elected by the holders of the Class B Common Stock or of the Class C Common Stock, each voting as a separate class. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

                  (d) Subject to Section 141(k) of the General Corporation Law of the State of Delaware, directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the combined voting power of all classes of shares of capital stock entitled to vote in the election for directors voting together as a single class.

                  (e) Pursuant to Section 141(a) of the General Corporation Law of the State of Delaware, the following are the names of the current directors of the Corporation, each of whom shall serve until the annual meeting of stockholders indicated next to his or her name, and who thereafter will serve (or whose replacement will serve) until the next following annual meeting of stockholders.


          Name of                    Stock Classes            Director
     Current Director              Entitled to Elect            Class
     ----------------              -----------------            -----
  Robert E. Angelica                  Equity Stock
  Birch Bayh                          Equity Stock
  Hans C. Mautner                     Equity Stock
  G. William Miller                   Equity Stock
  Terry S. Prindiville                Equity Stock
  J. Albert Smith, Jr.                Equity Stock
  Pieter S. van den Berg              Equity Stock
  David Simon                     Class B Common Stock
  Herbert Simon                   Class B Common Stock
  Richard S. Solokov              Class B Common Stock
  Frederick W. Petri              Class C Common Stock
  M. Denise DeBartolo York        Class C Common Stock

                  (f) Pursuant to Section 141(a) of the General Corporation Law of the State of Delaware, any action by the Corporation relating to (1) transactions between the Corporation and M.S. Management Associates, Inc., Simon MOA Management Company, Inc., DeBartolo Properties Management, Inc. and/or M.S. Management Associates (Indiana), Inc. or (2) transactions involving the Corporation, individually or in its capacity as general partner (whether directly or indirectly through another entity) of Simon Property Group, L.P., in which the Simon Family Group or the DeBartolo Family Group or any member or affiliate of any member of the Simon Family Group or DeBartolo Family Group has an interest (other than through ownership interests in the Corporation or Simon Property Group, L.P.), shall, in addition to such other vote that may be required, require the prior approval of a majority of the Independent Directors.

                  (g) Elections of directors need not be by written ballot.

                  (h) Pursuant to Section 141(a) of the Delaware General Corporation Law, the Board of Directors may appoint an Executive Committee, an Audit Committee, a Nominating Committee and other committees composed of one or more directors or one or more other persons delegated such powers and duties by the Board of Directors. Each committee except the Executive Committee, the Audit Committee and the Nominating Committee shall have as a member at least one director elected by the Class B Common Stock and at least one director elected by the Class C Common Stock. The entire Audit Committee and a majority of the Compensation Committee shall be Independent Directors. The Nominating Committee shall have five members, with two being independent Directors, two elected by the Class B Common Stock, and one elected by the Class C Common Stock, and, except as otherwise provided in paragraph (b) of Article FIFTH of the Charter, only those members of the Nominating Committee elected by the Class B Common Stock or the Class C Common Stock shall nominate the persons to be elected to serve as directors by the holders of Class B Common Stock or Class C Common Stock, respectively.

            SIXTH: (a) The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and the stockholders:

            (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

            (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

            (3) The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to redeem or purchase its stock or to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; to determine the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); to determine the fair value and any matters relating to the acquisition, holding and disposition of any assets by the Corporation; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the By-Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

            (4) (a) The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or trustee of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  (b) Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article SIXTH paragraph (a)(4).

                  (c) The indemnification and other rights set forth in this paragraph (a)(4) shall not be exclusive of any provisions with respect thereto in the By-Laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

                  (d) Neither the amendment nor repeal of this paragraph (a)(4), subparagraph (a), (b) or (c), nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with paragraph (a)(4), subparagraph (a), (b) or (c), shall eliminate or reduce the effect of this paragraph (a)(4), subparagraphs (a), (b) and (c), in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this paragraph (a)(5), subparagraph (a), (b) or (c), if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

                  (e) No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability

                  (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders;

                  (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

                  (iii) under Section 174 of the General Corporation Law of the State of Delaware; or

                  (iv) for any transaction from which the director derived an improper personal benefit.

            If the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. All references in this paragraph (e) shall also be deemed to refer to the Independent Directors and members of committees of the Board of Directors.

            (5) For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely written notice thereof in writing to the Secretary of the Corporation in the manner and containing the information required by the By-Laws. Stockholder proposals to be presented in connection with a special meeting of stockholders will be presented by the Corporation only to the extent required by the General Corporation Law of the State of Delaware.

                  (b) Pursuant to Section 141(a) of the General Corporation Law of the State of Delaware, the Corporation reserves the right to amend, alter, change or repeal any provision contained in the Charter, including any amendments changing the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock by reclassification or otherwise, by a majority of the directors (including a majority of the Independent Directors, a majority of the directors elected by the holders of the Class B Common Stock and one director elected by the holders of the Class C Common Stock, if such Class B Common Stock and Class C Common Stock have at that time elected directors) adopting a resolution setting forth the proposed change, declaring its advisability, and either calling a special meeting of the stockholders certified to vote on the proposed change, or directing the proposed change to be considered at the next annual stockholders meeting; provided however, that any amendment to, repeal of or adoption of any provision inconsistent with subparagraphs (a)(4)(e) or (a)(5) or this paragraph (b) of Article SIXTH will be effective only if it is adopted upon the affirmative vote of not less than 80% of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class) and any amendment to, repeal of, or adoption of any provision inconsistent with paragraphs (c) or (c-1) of Article FOURTH or Article FIFTH will be effective only if it is adopted upon both (1) the affirmative vote of not less than 80% of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class) and
(2) the affirmative vote of not less than a majority of the aggregate votes entitled to be cast by the holders of the Class B Common Stock (in the case of paragraph (c) of Article FOURTH or Article FIFTH) or by the holders of the Class C Common Stock (in the case of paragraph (c-1) of Article FOURTH or Article FIFTH).

                  (c) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

                  (d) Pursuant to Section 141(a) of the General Corporation Law of the State of Delaware, the affirmative vote of least six of the Independent Directors is necessary to cause any partnership in which the Corporation acts, directly or indirectly, as a general partner to sell any property owned by such partnership in accordance with the terms of the partnership agreement of such partnership.

                  (e) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Corporation Law of the State of Delaware now or hereafter in force.

            SEVENTH: In the case of shares of Common Stock, Class B Common Stock, Class C Common Stock, Preferred Stock and Excess Stock, the holders of which are entitled to beneficial interests in shares of stock of SPG Realty Consultants, Inc., a Delaware corporation ("SRC"), held in the trusts created under (i) Trust Agreements dated as of October 30, 1979 anf as of August 26, 1994, among stockholders of the Corporation (as successor to Corporate Property Investors, a Massachusetts voluntary association), SRC (as successor to Corporate Realty Consultants, Inc., a Delaware corporation) and the Trustee thereunder, or (ii) any similar trust, such shares of the Corporation and such beneficial interests in shares of SRC will not be separately transferable. By acceptance of such shares of Common Stock, Class B Common Stock, Class C Common Stock, Preferred Stock and

Excess Stock, the holder thereof agrees to thereafter be subject to, bound by and entitled to the benefits of all the terms and provisions of the applicable Trust Agreement or any similar trust. Each certificate evidencing any such shares of the Corporation will be endorsed with a legend stating that the holder of the shares represented thereby also holds a beneficial interest in shares of stock of SRC held in said trust under said Trust Agreement. Any purported transfer in violation of this paragraph shall be null and void.

            EIGHTH: Except as otherwise set forth in this Charter, any action required or permitted to be taken by stockholders of the Company must be taken at a duly called annual or special meeting of such stockholders of the Company and may not be effected by any consent in writing by such stockholders.

            NINTH: (a) (1) The following terms shall have the following meaning:

            "Aggregate Assumed Equity Interest in the Corporation" shall mean the aggregate equity interest in the Corporation represented by the Common Stock, the Class B Common Stock, the Class C Common Stock and the Units on the assumption that all shares of Class B Common Stock and Class C Common Stock and all such Units are exchanged for Common Stock.

            "Beneficial Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and any comparable successor provisions thereto. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

            "Beneficiary" shall mean any Qualified Charitable Organization which, from time to time, is designated by the Corporation to be a beneficiary of the Trust.

            "Board of Directors" shall mean the Board of Directors of the Corporation as defined in Article FIFTH.

            "By-Laws" shall mean the By-Laws of the Corporation.

            "Capital Stock" shall mean stock that is Common Stock, Class B Common Stock, Class C Common Stock, Excess Stock or Preferred Stock.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Constructive Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or indirectly through the application of Section 318 of the Code, and any comparable successor provisions thereto, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

            "DeBartolo Family Group" shall mean the Estate of Edward J. DeBartolo, Sr., Edward J. DeBartolo, Jr. and Marie Denise DeBartolo York, other members of the immediate family of any of the foregoing, any other lineal descendants of any of the foregoing, any estates of any of the foregoing, any trusts established for the benefit of any of the foregoing, and any other entity controlled by any of the foregoing.

            "DeBartolo Family Group Initial Aggregate Assumed Equity Interest in the Corporation" shall mean the portion of the Aggregate Assumed Equity Interest in the Corporation owned by the DeBartolo Family Group immediately following the closing of the DeBartolo Merger.

            "DeBartolo Merger" shall mean the merger, pursuant to the Agreement and Plan of Merger dated March 26, 1996, among Simon DeBartolo Group, Inc., Day Acquisition Corp., an Ohio corporation and a wholly owned subsidiary of Simon DeBartolo Group, Inc. ("Sub"), and DeBartolo Realty Corporation, an Ohio corporation ("DeBartolo"), pursuant to which merger Sub was merged with and into DeBartolo.

            "Exchange Rights" shall mean any rights granted to limited partners of Simon Property Group, L.P., a Delaware limited partnership (including pursuant to an Exchange Rights Agreement) to exchange (subject to the Ownership Limit) limited partnership interests in such Partnership for shares of Capital Stock or cash at the option of the Corporation.

            "Independent Director" shall mean a director of the Corporation who is neither an employee of the Corporation nor a member (or an affiliate of a member) of the Simon Family Group or the DeBartolo Family Group.

            "Market Price" of any class of Capital Stock on any date shall mean the average Closing Price (as defined below) of such security for the twenty consecutive Trading Days (as defined below) ending on the Trading Day immediately preceding the day in question; the "Closing Price" shall mean the last sale price for a such security as shown on the New York Stock Exchange Composite Transactions Tape, or if no such sale has taken place on such day, then the average of the closing bid and ask prices for such security on the New York Stock Exchange, or if such security is not listed or admitted to trading on the New York Stock Exchange, then on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange, then on the Nasdaq National Market, or, if such security is not quoted on the Nasdaq National Market, then the average of the closing bid and ask prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for such purposes; and "Trading Day" shall mean a day on which the New York Stock Exchange or, if such security is not listed or admitted to trading thereon, the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not so listed or admitted, then any day that is not a Saturday, Sunday or other day on which depositary institutions in the City of New York are authorized or obligated by law to close.

            "Option" shall mean any options, rights, warrants or convertible or exchangeable securities containing the right to subscribe for, purchase or receive upon exchange or conversion shares of Capital Stock.

            "Ownership Limit" shall mean (x) in the case of any member of the Simon Family Group, 18.0%, and (y) in the case of any other Person, 8.0%, in each case, of any class of Capital Stock, or any combination thereof, determined by (i) number of shares outstanding, (ii) voting power or (iii) value (as determined by the Board of Directors), whichever produces the smallest holding of Capital Stock under the three methods, computed with regard to all outstanding shares of Capital Stock and, to the extent provided by the Code, all shares of Capital Stock issuable under outstanding Options and Exchange Rights that have not been exercised.

            "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as the term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

            "Purported Beneficial Holder" shall mean, with respect to any event (other than a purported Transfer) which results in Excess Stock, the Person for whom the Purported Record Holder held shares that were, pursuant to subparagraph

      (a)(3) of this article NINTH, automatically converted into Excess Stock upon the occurrence of such event.

            "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Common Stock or Preferred Stock if such Transfer had been valid under subparagraph (a)(2) of this Article NINTH.

            "Purported Record Holder" shall mean, with respect to any event (other than a purported Transfer) which results in Excess Stock, the record holder of the shares that were, pursuant to subparagraph (a)(3) of this Article NINTH, automatically converted into Excess Stock upon the occurrence of such event.

            "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock, the record holder of the Common Stock or the Preferred Stock if such Transfer had been valid under subparagraph (a)(2) of this Article NINTH.

            "Qualified Charitable Organization" shall mean (i) any entity which would be exempt from federal income under Section 501(c)(3) of the Code and to which contributions are deductible under Section 170 of the Code or
      (ii) any federal, state or local government entity.

            "REIT" shall mean a real estate investment trust under Section 856 of the Code.

            "Restriction Termination Date" shall mean the first day after the effective date of the DeBartolo Merger on which the Corporation's status as a REIT shall have been terminated by the Board of Directors and the stockholders of the Corporation.

            "Simon Family Group" shall mean Melvin Simon, Herbert Simon and David Simon, other members of the immediate family of any of the foregoing, any other lineal descendants of any of the foregoing, any estates of any of the foregoing, any trust established for the benefit of any of the foregoing, and any other entity controlled by any of the foregoing.

            "Simon Family Group Initial Aggregate Assumed Equity Interest in the Corporation" shall mean the portion of the Aggregate Assumed Equity Interest in the Corporation owned by the Simon Family Group immediately following the closing of the DeBartolo Merger.

            "Trading Day" shall mean, with respect to any class of Capital Stock, a day on which the principal national securities exchange on which such class of Capital Stock is listed or admitted to trading is open for the transaction of business or, if such class of Capital Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            "Transfer" shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Capital Stock (including (i) the granting of any option (including an option to acquire an Option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Capital Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

            "Trust" shall mean the trust created pursuant to subparagraph (b)(1) of this Article NINTH.

            "Trustee" shall mean any trustee for the Trust (or any successor trustee) appointed from time to time by the Corporation; provided, however, during any period in which Excess Stock is issued and outstanding the Corporation shall undertake to appoint trustees of the Trust which trustees are unaffiliated with the Corporation.

            "Undesignated Excess Stock" shall have the meaning set forth in subparagraph (b)(3) of this Article NINTH.

            "Units" shall mean units representing limited partnership interests in Simon Property Group, L.P.

            (2) (A) Except as provided in subparagraph (a)(9) of this Article NINTH, from the effective date of the DeBartolo Merger and prior to the Restriction Termination Date, no Person shall Beneficially Own or Constructively Own shares of the outstanding Capital Stock in excess of the Ownership Limit.

                  (B) Except as provided in subparagraph (a)(9) of this Article NINTH, from the effective date of the DeBartolo Merger and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning Capital Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Capital Stock which would be otherwise Beneficially or Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock in excess of the Ownership Limit.

                  (C) Except as provided in subparagraph (a)(9) of this Article NINTH, from the effective date of the DeBartolo Merger and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Capital Stock being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock.

                  (D) Except as provided in subparagraph (a)(9) of this Article NINTH, from the effective date of the DeBartolo Merger and prior to the Restriction Termination Date, any Transfer of shares or other event or transaction involving Capital Stock that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares or other event or transaction of Capital Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock in excess of the Ownership Limit.

            (3) (A) If, notwithstanding the other provisions contained in this Article NINTH, at any time after the effective date of the DeBartolo Merger and prior to the Restriction Termination Date, there is a purported Transfer or other event such that any Person would Beneficially Own or Constructively Own Capital Stock in excess of the Ownership Limit, then, except as otherwise provided in subparagraph (a)(9), each such share of Common Stock or Preferred Stock which, when taken together with all other Capital Stock, would be in excess of the Ownership Limit (rounded up to the nearest whole share), shall automatically be converted into one share of Excess Stock, as further described in subparagraph (a)(3)(C) below and such shares of Excess Stock shall be automatically transferred to the Trustee as trustee for the Trust. The Corporation shall issue fractional shares of Excess Stock if required by such conversion ratio. Such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or other event.

                  (B) If, notwithstanding the other provisions contained in this Article NINTH, at any time after the effective date of the DeBartolo Merger and prior to the Restriction Termination Date, there is a purported Transfer or other event which, if effective, would cause the Corporation to become "closely held" within the meaning of

      Section 856(h) of the Code, then each share of Common Stock or Preferred Stock being Transferred or which are otherwise affected by such event and which, in either case, would cause, when taken together with all other Capital Stock, the Corporation to be "closely held" within the meaning of
      Section 856(h) of the Code (rounded up to the nearest whole share) shall automatically be converted into one share of Excess Stock, as further described in subparagraph (a)(3)(C) of this Article NINTH, and such shares of Excess Stock shall be automatically transferred to Trustee as trustee for the Trust. The Corporation shall issue fractional shares of Excess Stock if required by such conversion ratio. Such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or other event.

                  (C) Upon conversion of Common Stock or Preferred Stock into Excess Stock pursuant to this subparagraph (a)(3) of this Article NINTH, Common Stock shall be converted into Excess Common Stock and Preferred Stock shall be converted into Excess Preferred Stock.

            (4) If the Board of Directors or its designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of subparagraph (a)(2) of this Article NINTH or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of subparagraph (a)(2) of this Article NINTH, the Board of Directors or its designees may take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event or transaction; provided, however, that any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial ownership or Constructive Ownership) in violation of subparagraphs (a)(2)(A), (B), (C) and (D) of this Article NINTH shall be void ab initio and any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial Ownership or Constructive ownership) in violation of subparagraphs (a)(2)(A), (B), and (D) shall automatically result in the conversion described in subparagraph (a)(3), irrespective of any action (or non-action) by the Board of Directors or its designees.

            (5) Any Person who acquires or attempts to acquire shares of Capital Stock in violation of subparagraph (a)(2) of this Article NINTH, or any Person who is a transferee such that Excess Stock results under subparagraph (a)(3) of this Article NINTH, shall immediately give written notice to the Corporation of such event and shall provide to the

      Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as a REIT.

            (6) From the effective date of the DeBartolo Merger and prior to the Restriction Termination Date:

                  (A) Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding Capital Stock of the Corporation shall, before January 30 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner or Constructive Owner, the general ownership structure of such Beneficial Owner or Constructive Owner, the number of shares of each class of Capital Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held.

                  (B) Each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide on demand to the Corporation such information as the Corporation may request from time to time in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

            (7) Subject to subparagraph (a)(12) of this Article NINTH, nothing contained in this Article NINTH shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as REIT and to ensure compliance with the Ownership Limit.

            (8) In the case of an ambiguity in the application of any of the provisions of subparagraph (a) of this Article NINTH, including any definition contained in subparagraph (a)(1), the Board of Directors shall have the power to determine the application of the provisions of this subparagraph (a) with respect to any situation based on the facts known to it.

            (9) The Board of Directors upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel in each case to the effect that the restrictions contained in subparagraphs (a)(2)(A), (B),
      (C) and (D) of this Article NINTH will not be violated, may exempt a Person from the Ownership Limit:

                  (A) (i) if such Person is not an individual for purposes of
      Section 542(a)(2) of the Code, or (ii) if such Person is an underwriter which participates in a public offering of Common Stock or Preferred Stock for a period of 90 days following the purchase by such underwriter of the Common Stock or Preferred Stock, or (iii) in such other circumstances which the Board of Directors determines are appropriately excepted from the Ownership Limit, and

                  (B) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership and Constructive Ownership of Capital Stock will violate the Ownership Limit and agrees that any violation or attempted violation will result in such Common Stock or Preferred Stock being converted into shares of Excess Stock in accordance with subparagraph (a)(3) of this Article NINTH.

            (10) From the effective date of the DeBartolo Merger and until the Restriction Termination Date, each certificate for the respective class of Capital Stock shall bear the following legend:

                  The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended from time to time (the "Code"). Transfers in contravention of such restrictions shall be void ab initio. Except as otherwise determined by the Board of Directors of the Corporation, no Person may (1) Beneficially Own or Constructively Own shares of Capital Stock in excess of 8.0% (other than members of the Simon Family Group, whose relevant percentage is 18.0%) of the value of any class of outstanding Capital Stock of the Corporation, or any combination thereof, determined as provided in the Corporation's Charter, as the same may be amended from time to time (the "Charter"), and computed with regard to all outstanding shares of Capital Stock and, to the extent provided by the Code, all shares of Capital Stock issuable under existing Options and Exchange Rights that have not been exercised; or (2) Beneficially Own Capital Stock which would result in the Corporation being "closely held" under Section 856(h) of the Code. Unless so excepted, any acquisition of

                  Capital Stock and continued holding of ownership constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own or Constructively Own shares of Capital Stock in excess of the above limitations has an affirmative obligation to notify the Corporation immediately upon such attempt. If the restrictions on transfer are violated, the transfer will be void ab initio and the shares of Capital Stock represented hereby will be automatically converted into shares of Excess Stock and will be transferred to the Trustee to be held in trust for the benefit of one or more Qualified Charitable Organizations, whereupon such Person shall forfeit all rights and interests in such Excess Stock. In addition, certain Beneficial Owners or Constructive Owners must give written notice as to certain information on demand and on an annual basis. All capitalized terms in this legend have the meanings defined in the Charter. The Corporation will mail without charge to any requesting stockholder a copy of the Charter, including the express terms of each class and series of the authorized capital stock of the Corporation, within five days after receipt of a written request therefor.

            (11) if any provision of this Article NINTH or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected, and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

            (12) Nothing in this Article NINTH shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

            (A)(1) Upon any purported Transfer or other event that results in Excess Stock pursuant to subparagraph (a)(3) of this Article NINTH, such Excess Stock shall be deemed to have been transferred to the Trustee as trustee of the Trust for the exclusive benefit of one or more Qualifying Charitable Organizations as are designated from time to time by the Board of Directors with respect to such Excess Stock. Shares of Excess Stock held in trust shall be issued and outstanding stock of the Corporation. The Purported Record Transferee or Purported Record Holder and the Purported Beneficial Transferee or Purported Beneficial Holder shall have no rights in such Excess Stock, except such rights to certain proceeds upon Transfer of shares of Excess Stock or upon any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation as are expressly set forth herein.

            (2) Excess Common Stock shall be entitled to dividends in an amount equal to any dividends which are declared and paid with respect to shares of Common Stock from which such shares of Excess Common Stock were converted. Excess Preferred Stock shall be entitled to dividends in an amount equal to any dividends which are declared and paid with respect to shares of Preferred Stock from which such shares of Excess Preferred Stock were converted. Any dividend or distribution paid prior to discovery by the Corporation that shares of Common Stock or Preferred Stock have been converted into Excess Common Stock or Excess Preferred Stock, as the case may be, shall be repaid to the Corporation upon demand for delivery to the Trustee. The recipient of such dividend shall be personally liable to the Trust for such dividend. Any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Common Stock or Preferred Stock and shall automatically be deemed to have been declared and paid with respect to the shares of Excess Common Stock or Excess Preferred Stock, as the case may be, into which such shares of Common Stock or Preferred Stock shall have been converted.

            (3) In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, (i) subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Directors and the preferential rights of the Excess Preferred Stock, if any, each holder of shares of Excess Common Stock shall be entitled to receive, ratably with each other holder of Common Stock and Excess Common Stock that portion of the assets of the Corporation available for distribution to the holders of Common Stock or Excess Common Stock as the number of shares of the Excess Common Stock held by such holder bears to the total number of shares of Common Stock and the number of shares of Excess Common Stock then outstanding and (ii) each holder of shares of Excess Preferred Stock shall be entitled to receive that portion of the assets of the Corporation which a holder of the shares of Preferred Stock that were converted into such shares of Excess Preferred Stock would have been entitled to receive had such shares of Preferred Stock remained outstanding. Notwithstanding the foregoing, distributions shall not be made to holders of Excess Stock except in accordance with the following sentence. The Corporation shall distribute to the Trustee, as holder of the Excess Stock in trust, on behalf of the

      Beneficiaries any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation. Following any such distribution, the Trustee shall distribute such proceeds between the Purported Record Transferee or Purported Record Holder, as appropriate, and the Qualified Charitable organizations which are Beneficiaries in accordance with procedure for distribution of proceeds upon Transfer of Excess Stock set forth in subparagraph (b)(5) of this Article NINTH; provided, however, that with respect to any Excess Stock as to which no Beneficiary shall have been determined within 10 days following the date upon which the Corporation is prepared to distribute assets ("Undesignated Excess Stock"), any assets that would have been distributed on account of such Undesignated Excess Stock had a Beneficiary been determined shall be distributed to the holders of Common Stock and the Beneficiaries of the Trust designated with respect to shares of Excess Common Stock, or to the holders of Preferred Stock and the Beneficiaries of the Trust designated with respect to shares of Excess Preferred Stock as determined in the sole discretion of the Board of Directors.

            (4) Excess Common Stock shall be entitled to such voting rights as are ascribed to shares of Common Stock from which such shares of Excess Common Stock were converted. Excess Preferred Stock shall be entitled to such voting rights as are ascribed to shares of Preferred Stock from which such shares of Excess Preferred Stock were converted. Any voting rights exercised prior to discovery by the Corporation that shares of Common Stock or Preferred Stock have been converted into Excess Common Stock or Excess Preferred Stock, as the case may be, shall be rescinded and recast as determined by the Trustee.

            (5) (A) Following the expiration of the ninety day period referred to in subparagraph (b)(6) of this Article NINTH, Excess Stock shall be transferable by the Trustee to any Person whose Beneficial Ownership or Constructive Ownership of shares of Capital Stock outstanding, after giving effect to such Transfer, would not result in the shares of Excess Stock proposed to be transferred constituting Excess Stock in the hands of the proposed transferee. A Purported Record Transferee or, in the case of Excess Stock resulting from any event other than a purported Transfer, the Purported Record Holder shall have no rights whatsoever in such Excess Stock, except that such Purported Record Transferee or, in the case of Excess Stock resulting from any event other than a purported Transfer, the Purported Record Holder, upon completion of such Transfer, shall be entitled to receive the lesser of a price per share for such Excess Stock not in excess (based on the information provided to the Corporation in the notice given pursuant to this subparagraph (b)(5)(A)) of (x) the price per share such Purported Beneficial Transferee paid for the Common Stock or Preferred Stock in the purported Transfer that resulted in the Excess Stock, or (y) if the Purported Beneficial Transferee did not give value for such shares of Excess Stock (through a gift, devise or other transaction), a price per share of Excess Stock equal to the Market Price of the Common Stock or Preferred Stock on the date of the purported Transfer that resulted in the Excess Stock. Upon such transfer of any interest in Excess Stock held by the Trust, the corresponding shares of Excess Stock in the Trust shall be automatically converted into such number of shares of Common Stock or Preferred Stock (of the same class as the shares that were converted into such Excess Stock) as is equal to the number of shares of Excess Stock, and such shares of Common Stock or Preferred Stock (of the same class as the shares that were converted into such Excess Stock) as is equal to the number of shares of Excess Stock, and such shares of Common Stock or Preferred Stock shall be transferred of record to the proposed transferee of the Excess Stock. If, notwithstanding the provisions of this Article NINTH, under any circumstances, a Purported Transferee receives an amount for shares of Excess Stock that exceeds the amount provided by the formula set forth above, the Purported Transferee must pay the excess to the Trust. Prior to any transfer resulting in Common Stock or Preferred Stock being converted into Excess Stock, the Purported Record Transferee and Purported Beneficial Transferee, jointly, or Purported Record Holder and Purported Beneficial Holder, jointly, must give written notice to the Corporation of the date and sale price of the purported Transfer that resulted in Excess Stock or the Market Price on the date of the other event that resulted in Excess Stock. Prior to a Transfer by the Trustee of any shares of Excess Stock, the intended transferee must give advance notice to the Corporation of the information (after giving effect to the intended Transfer) required under subparagraph (a)(6), and the Corporation must have waived in writing its purchase rights, if any, under subparagraph (b)(6) of this Article NINTH. The Board of Directors may waive the notice requirements of this subparagraph in such circumstances as it deems appropriate.

                  (B) Notwithstanding the foregoing, if the provisions of paragraph (b)(5) of this Article NINTH are determined to be void or invalid by virtue of any legal decision, statue, rule or regulation, then the Purported Beneficial Transferee or Purported Beneficial Holder of any shares of Excess Stock may be deemed, at the option of the Corporation, to have acted as an agent on behalf of the Trust, in acquiring or holding such shares of Excess Stock and to hold such shares of Excess Stock in trust on behalf of the Trust.

            (6) Shares of Excess Stock shall be deemed to have been offered for sale by the Trust to the Corporation, or its designee, at a price per share of Excess Stock equal to the lesser of:

                  (A) (i) in the case of Excess Stock resulting from a purported Transfer, (x) the price per share of the Common Stock or Preferred Stock in the transaction that created such Excess Stock (or, in the case of devise or gift, the Market Price of the Common Stock or Preferred Stock at the time of such devise or gift), or (y) in the absence of a notice from the Purported Record Transferee or Purported Record Holder and Purported Beneficial Transferee to the Corporation within ten days after request therefor, such price as may be determined by the Board of Directors in its sole discretion, which price per share of Excess Stock shall be equal to the lowest Market Price of Common Stock or Preferred Stock (whichever resulted in Excess Stock) at any time prior to the date the Corporation, or its designee, accepts such offer; or

            (ii) in the case of Excess Stock resulting from an event other than a Purported Transfer, (x) the Market Price of the Common Stock or Preferred Stock on the date of such event, or (y) in the absence of a notice from the Purported Record Holder and Purported Beneficial Holder to the Corporation within ten days after request therefor, such price as may be determined, by the Board of Directors in its sole discretion, which price shall be the lowest Market Price for shares of Common Stock or Preferred Stock (whichever resulted in Excess Stock) at any time from the date of the event resulting in Excess Stock and prior to the date the Corporation, or its designee, accepts such offer, and

                  (B) the Market Price of the Common Stock or Preferred Stock on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer which resulted in such shares of Excess Stock and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in shares of Excess Stock has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to subparagraph (a)(5) of this Article NINTH.

            TENTH: Whenever the Corporation shall have the obligation to purchase Units and shall have the right to choose to satisfy such obligation by purchasing such Units either with cash or with Common Stock, the determination whether to utilize cash or Common Stock to effect such purchase shall be made by majority vote of the Independent Directors, pursuant to Section 141(a) of the General Corporation Law of the State of Delaware.

            ELEVENTH: In the event any term, provision, sentence or paragraph of the Charter of the Corporation is declared by a court of competent jurisdiction to be invalid or unenforceable, such term, provision, sentence or paragraph shall be deemed severed from the remainder of the Charter, and the balance of the Charter shall remain in effect and be enforced to the fullest extent permitted by law and shall be construed to preserve the intent and purposes of the Charter. Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term, provision, sentence or paragraph of the Charter in any other jurisdiction.

IN WITNESS WHEREOF, I have made and signed this Certificate this __ day of ______ __, 1998 and affirm the statements contained herein as true under penalties of perjury.

                                    _______________________________
                                    Name:
                                    Title:

                                                                       Exhibit A
                                                      to Restated Certificate of
                                                          Incorporation of Simon
                                                            Property Group, Inc.

                           SIMON PROPERTY GROUP, INC.

               Form of 6.50% Series A Convertible Preferred Stock

                  The authorized number of shares of the series of preferred stock created by this Exhibit and the voting powers, preferences and relative, participating optional or other special rights and qualifications, and the limitations or restrictions thereof, of such series shall be as set forth in this Exhibit herein. For purposes of this Exhibit:

                  "Corporation" shall mean Simon Property Group, Inc., a Delaware corporation, and, with reference to periods prior to the reorganization of the Corporation as a Delaware corporation; the Trust (as defined below);

                  "Trust" shall mean Corporate Property Investors, a Massachusetts business trust and the predecessor to the Corporation; and

                  "Convertible Preference Shares" shall mean the preference shares of beneficial interest in the Trust which have been converted into shares of Series A Convertible Preferred Stock (as defined below).

                  SECTION 1. Designation and Number. The designation of the series of Preferred Stock of the Corporation created by this Exhibit shall be "6.50% Series A Convertible Preferred Stock" (the "Series A Convertible Preferred Stock"). The authorized number of shares of Series A Convertible Preferred Stock shall be 209,249, with par value $.0001 per share.

                  SECTION 2. Dividends. (a) The holders of shares of Series A Convertible Preferred Stock, in preference to the holders of Common Stock, par value $.0001 per share, of the Corporation (the "Common Stock"), any other series of Preferred Stock ranking junior to the Series A Convertible Preferred Stock either as to dividends or upon liquidation, dissolution or winding-up ("Junior Preferred Stock") or any other class or series of stock of the Corporation ranking junior to the Series A Convertible Preferred Stock either as to dividends or upon liquidation, dissolution or winding-up ("Other Junior Stock"), shall be entitled to receive, when, as and if declared by the Board of Directors, in their sole discretion, out of assets of the Corporation legally available for payment of dividends, an annual cash dividend of the Per Share Dividend Amount (as defined below), payable in equal semiannual installments on March 31 and September 30, commencing on March 31, 1998 (each such date, a "Semiannual Payment Date"); provided that if any Semiannual Payment Date is not a business day (as defined in Section 4(b)), then such semiannual installment shall be payable on the next business day. The "Per Share Dividend Amount" shall be equal to the product of (x) the Liquidation Preference (as defined below) and (y) the Basic Rate (as defined below) and (z) the sum of 1.00 and a fraction, the numerator of which shall be the Basic Rate and the denominator of which shall be 8.00. The "Basic Rate" shall be .065. Dividends shall be payable to holders of record as they appear on the stock register of the Corporation (or, with respect to the first dividend payable hereon, if applicable, the Trust) on such record dates, not more than 30 calendar days nor less than five calendar days preceding the payment dates thereof, as shall be fixed by the Board of Directors. A dividend shall not be payable, but shall accumulate (even if undeclared), to the extent that it would exceed the Corporation's cash flow from operations, as determined in good faith by the Board of Directors, for the six-month period ending immediately before the Semiannual Payment Date.

                  (b) Dividends on shares of Series A Convertible Preferred Stock shall be cumulative (even if undeclared). Such dividends on shares of Series A Convertible Preferred Stock shall accumulate from the first date of issuance of any such shares. Dividends on shares of Series A Convertible Preferred Stock shall cease to accumulate on such shares on the date of their earlier conversion or redemption.

                  (c) When holders of shares of Series A Convertible Preferred Stock are entitled to receive dividends pursuant to the first sentence of this Section and such dividends and dividends on any other series of Preferred Stock ranking on a parity both as to dividends and upon liquidation, dissolution or winding-up with the Series A Convertible Preferred Stock (the Series A Convertible Preferred Stock and such other Preferred Stock being called "Parity Preferred Stock") are not paid in full, all dividends declared on Parity Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on shares of Series A Convertible Preferred Stock and on such other Parity Preferred Stock bear to each other the same ratio that unpaid dividends per share on shares of Series A Convertible Preferred Stock and such other Parity Preferred Stock bear to each other. Except as set forth in the preceding sentence with respect to Parity Preferred Stock, unless the full amount of cumulative dividends on shares of Series A Convertible Preferred
Stock have been paid, no dividends may be paid or declared and set aside for payment or other distribution ordered or made on the Common Stock or on any other series of Preferred Stock or other class or series of stock of the Corporation ranking junior to or on a parity with the Series A Convertible Preferred Stock either as to dividends or upon liquidation, dissolution or winding-up, nor may any Common Stock or any other series of Preferred Stock or other class or series of stock of the Corporation ranking junior to or on a parity with the Series A Convertible Preferred Stock either as to dividends or upon liquidation, dissolution or winding-up be redeemed, repurchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund or defeasance Corporation for any such redemption, repurchase or acquisition) by the Corporation or any subsidiary thereof.

                  (d) The Corporation shall not repurchase any shares of Series A Convertible Preferred Stock from any holder thereof prior to the initial Permissible Conversion Date (as defined below) unless the holders of more than 50% of the outstanding shares of Series A Convertible Preferred Stock shall have given their written consent thereto.

                  SECTION 3. Liquidation. The Series A Convertible Preferred Stock shall rank prior to the Common Stock, Junior Preferred Stock and any Other Junior Stock, so that in the event of any liquidation, dissolution or winding-up of the Corporation (a "Liquidation Transaction"), whether voluntary or involuntary, the holders of shares of Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of Common Stock, Junior Preferred Stock or Other Junior Stock, an amount equal to $1,000.00 per share (the "Liquidation Preference" of a share of Series A Convertible Preferred Stock) plus an amount equal to the full amount of accumulated and unpaid dividends thereon on the date of final distribution, prorating the dividend accumulated during the period commencing on the Semiannual Payment Date immediately preceding the date of final distribution and ending on such final distribution date (calculated on the basis of a 360-day year of twelve 30-day months). If, upon any Liquidation Transaction, the assets of the Corporation, or proceeds thereof, distributable among the holders of Parity Preferred Stock shall be insufficient to permit the payment in full to such holders of the amounts payable to such holders upon a Liquidation Transaction pursuant to the provisions of the Restated Certificate of Incorporation of the Corporation, then such assets or proceeds shall be distributed among such holders ratably in proportion to the amounts that would be payable on such shares if all amounts payable thereon were paid in full. After payment in full of the Liquidation Preference and accumulated and unpaid dividends to which they are entitled, the holders of shares of Series A Convertible Preferred Stock shall not be entitled to any further participation in any distribution of the assets of the Corporation. For purposes hereof, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares, securities or other consideration) of all or substantially all the property or assets of the Corporation nor a consolidation or merger of the Corporation with one or more other persons shall be deemed to be a Liquidation Transaction, voluntary or involuntary.

                  The holder of any share of Series A Convertible Preferred Stock shall not be entitled to receive any payment owed for such shares of Series A Convertible Preferred Stock under this Section 3 until such holder shall (a) cause to be delivered to the Corporation the certificate(s) representing such shares of Series A Convertible Preferred Stock and (b) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Series A Convertible Preferred Stock to the Corporation free of any adverse interest. As in the case of the Redemption Price referred to in Section 6, no interest shall accrue on any payment upon liquidation after the date thereof.

                  SECTION 4. Conversion. (a) General. On the terms and subject to the conditions of this Section 4, at any time after the earlier of (i) the later of (A) the last day of the first calendar year in which the aggregate dividends and distributions that would have been payable to the holder of a single share of Series A Convertible Preferred Stock or Convertible Preference Share that had converted such share pursuant to this Section 4 (or the comparable provision for the Convertible Preference Shares) on the last day of the preceding calendar year and thereafter held the Conversion Stock (as defined below) received in the conversion of such single share of Series A Convertible Preferred Stock or Convertible Preference Share exceeds $65 and (B) August 31, 2000, and (ii) the first date as of which written conversion notices pursuant to
Section 4(b) shall have been delivered with respect to more than 50% of the outstanding shares of Series A Convertible Preferred Stock (any conversion date occurring after such earlier date is hereinafter called a "Permissible Conversion Date"), the holder of a share of Series A Convertible Preferred Stock shall have the right, at such holder's option, to convert such shares of Series A Convertible Preferred Stock, unless previously redeemed, into that number of voting shares of Common Stock (calculated as to each conversion to the nearest 1/1000th of a share) obtained by dividing $1,000.00 by the lesser of the Conversion Price (as defined in Section 4(d)) and the Alternative Conversion Price (as defined below) (shares of the Common Stock issuable upon the aforesaid conversion, together with shares of any Common Stock issuable pursuant to clause
(iii) of the third sentence of Section 4(b), being called "Conversion Stock"). The right of conversion of shares of Series A Convertible Preferred Stock called for redemption by the Corporation shall terminate immediately prior to the close of business on the Redemption Date (as defined in Section 6) with respect to such shares of Series A Convertible Preferred Stock. The "Alternative Conversion Price" shall be the amount that would be the Conversion Price if the Conversion
Price had been determined without giving effect to any adjustment pursuant to paragraphs (iii) or (iv) of Section 4(d).

                  (b) Conversion Procedures. In order to exercise the conversion privilege, the holder of any share of Series A Convertible Preferred Stock to be converted (i) at least fifteen business days prior to any Permissible Conversion Date (or five business days, if another holder of shares of Series A Convertible Preferred Stock shall have delivered a conversion notice with respect to such Permissible Conversion Date), shall deliver to the principal office of the Corporation a written notice (a) stating that such holder elects to convert all or a specified whole number of such shares pursuant to this Section 4 and (b) specifying the name or names in which such holder wishes the certificate or certificates for Conversion Stock to be issued, (ii) on or prior to the applicable Permissible Conversion Date, shall surrender the certificate representing the shares of Series A Convertible Preferred Stock to be converted at the principal office of the Corporation and (iii) on or prior to the applicable Permissible Conversion Date, execute and deliver to the Corporation at the principal office of the Corporation a dividend proration agreement in the form of Exhibit A attached hereto. Unless the shares of Conversion Stock are to be issued in the same name as the name in which such shares of Series A Convertible Preferred Stock are registered, the certificate representing the shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or its duly authorized attorney. As promptly as practicable after such surrender of a certificate for shares of Series A Convertible Preferred Stock, but in no event before the applicable Permissible Conversion Date or after the fifth business day following such Permissible Conversion Date, the Corporation shall issue and deliver at such office to such holder, or on such holder's written order, (i) a certificate or certificates for the applicable number of full shares of Common Stock determined to be issuable pursuant to Section 4(a), (ii) if less than the full number of shares of Series A Convertible Preferred Stock evidenced by the surrendered certificate is being converted, a new certificate, of like tenor, for the number of shares of Series A Convertible Preferred Stock evidenced by such surrendered certificate less the number of shares being converted and (iii) to the extent that the Board of Directors determine in good faith that the amount in the numerator of the fraction referred to below does not exceed the Corporation's cash flow from operations from the last Semiannual Payment Date with respect to the Convertible Preference Shares or Series A Convertible Preferred Stock, a certificate or certificates for a number of shares of Common Stock equal to a fraction, the numerator of which shall be an amount equal to a pro rata portion of the semiannual dividend next payable on shares of Series A Convertible Preferred Stock being converted by such holder, such proration to be made from the date of the last Semiannual Payment Date with respect to the Convertible Preference Shares or Series A Convertible Preferred Stock to the date of conversion of such shares of Series A Convertible Preferred Stock and computed on the basis of a 360-day year of twelve 30-day months, and the denominator of which shall be the current market price of a share of Common Stock (as defined in Section 4(h)). Except as provided in clause (iii) above and the dividend proration agreement referred to above, no payment or adjustment shall be made on conversion for accumulated and unpaid dividends on shares of Series A Convertible Preferred Stock surrendered for conversion or for dividends on Conversion Stock. A "business day" is a day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized to be closed.

                  Each conversion shall be deemed to have been effected as of the close of business on the applicable Permissible Conversion Date, and the person or persons in whose name or names any certificate or certificates for Conversion Stock are issuable shall be deemed to have become the holder or holders of record of such Conversion Stock at such time on such Permissible Conversion Date and such conversion shall be at the Conversion Price (or current market price, as applicable) in effect at such time on such Permissible Conversion Date, unless the share transfer books of the Corporation are closed on such Permissible Conversion Date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the applicable Permissible Conversion Date. Upon delivery, all Conversion Stock shall be duly authorized, validly issued, fully paid, nonassessable, free of all liens and charges and not subject to any preemptive or subscription rights.

                  (c) Warrants issued for Fractional Conversion Stock. No fractional Conversion Stock or scrip representing fractions of Conversion Stock shall be issued upon conversion of shares of Series A Convertible Preferred Stock. If a fractional share of Conversion Stock is otherwise deliverable to a converting holder upon a conversion of shares of Series A Convertible Preferred Stock being converted by such holder, the Corporation shall in lieu thereof issue to the person entitled thereto a warrant in certified form which shall entitle the holder to receive a full share of Common Stock upon the surrender of warrants aggregating a full share of Common Stock. Any such warrant shall become void if not exchanged for certificates representing full shares of Common Stock before the first anniversary of the conversion of the shares of Series A Preferred Stock giving rise to the issuance of such warrant. No warrant issued in lieu of a fractional share of Conversion Stock shall entitle the holder thereof to exercise voting rights with respect thereto, receive dividends thereon of to participate in any assets os the Corporation in the event of liquidation.

                  (d) Conversion Price. "Conversion Price" shall mean $26.319, as adjusted pursuant to this Section 4(d). The Conversion Price (and the kind and amount of consideration receivable by holders of shares of Series A Convertible Preferred Stock upon conversion) shall be adjusted from time to time as follows:

                  (i) If the Corporation (A) pays a dividend or makes a distribution to all or substantially all holders of Common Stock on the Common Stock in shares of Common Stock or (B) subdivides, combines or reclassifies its outstanding shares of Common Stock into a greater or smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any shares of Series A Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that it would have owned or been entitled to receive immediately following such action had such stock been converted immediately prior to such action or the record date therefor, whichever is earlier. Such adjustment shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification.

                  (ii) In case the Corporation shall issue rights or warrants to all or substantially all holders of Common

         Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock) less than the current market price (as defined in Section 4(h)) of a share of Common Stock on the record date mentioned below, the Conversion Price in effect immediately prior thereto shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (immediately prior to such issuance) plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of Common Stock and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (immediately prior to such issuance) plus the total number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; provided, however, that in the event that all shares of the Common Stock offered for subscription or purchase are not delivered (or securities convertible into shares of Common Stock are not delivered) upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustments made upon the issuance of such rights or warrants been made based upon the number of shares of Common Stock (or securities convertible into shares of Common Stock) actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors (whose determination shall be described in a Board of Directors' resolution filed with the Transfer Agent).

                  (iii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of shares of Common Stock, evidences of indebtedness or other assets (including, without limitation, securities and cash distributions paid on shares of Common Stock to the extent exceeding Cash Flow (as defined below) in the period with respect to which such dividend or distribution is payable, but excluding cash dividends or distributions to the extent not exceeding Cash Flow in the period with respect to which such dividends or distributions are payable and dividends or distributions referred to in paragraph (i) of this Section 4(d)) or rights or warrants (excluding those referred to in paragraph (ii) of this Section 4(d)), in each such case the Conversion Price in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the difference between (I) the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock on the record date mentioned below and (II) the aggregate fair market value determined by the Board of Directors, whose determination shall be described in a Board of Directors' resolution filed with the Transfer Agent) of such evidences of indebtedness or other assets so distributed or of such rights or warrants, and the denominator shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. "Cash Flow" shall mean cash flow from operations after payment of dividends on all shares of stock of the Corporation other than shares of Common Stock, as determined in good faith by the Board of Directors, whose determination shall be described in a Board of Directors' resolution filed with the Transfer Agent.

                  (iv) In case the Corporation shall, by dividend or otherwise, distribute cash from Cash Flow to all holders of shares of its shares of Common Stock but, after giving effect to the distribution, shall retain a portion of such Cash Flow in the Corporation undistributed, the Conversion Price in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock on the record date mentioned below, plus the portion of such Cash Flow retained in the Corporation and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made whenever any such distribution and retention occurs and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                  (v) (A) If the Corporation effects any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the surviving person), any sale or conveyance to another person of all or substantially all the assets of the Corporation or any statutory exchange of securities with another person (including any exchange effected in connection with a merger of a third person into the Corporation), then in any such event the holder of each share of Series A Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of consideration receivable pursuant to such transaction by a holder of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock might have been converted immediately prior to such transaction, assuming such holder of shares of Common Stock failed to exercise its rights of election, if any, as to the kind or amount of consideration receivable upon such transaction (provided that if the kind or amount of consideration receivable pursuant to such transaction is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then, for purposes of this paragraph (v)(A) the kind and amount of consideration receivable pursuant to such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Thereafter, the holders of shares of Series A Convertible Preferred Stock shall be entitled to appropriate adjustments with respect to their conversion rights to the end that the provisions set forth in this Section 4 shall correspondingly be made applicable, as nearly as may reasonably be, to any consideration thereafter deliverable on conversion of shares of Series A Convertible Preferred Stock.

                  (B) As evidence of the kind and amount of consideration receivable pursuant to such consolidation, merger, statutory exchange, sale or conveyance, or as to the appropriate adjustments of the Conversion Price applicable with respect thereto, the Transfer Agent shall be furnished with and may accept the certificates or opinion of an independent public accountant of the type referred to in paragraph
         (vii) of this Section 4(d) with respect thereto; and, in the absence of bad faith on the part of the Transfer Agent, the Transfer Agent may conclusively rely thereon and shall not be responsible or accountable to any holder of shares of Series A Convertible Preferred Stock for any provision in conformity therewith or approved by such independent public accountant. The foregoing provisions of this paragraph (v) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

                  (vi) No adjustment in the Conversion Price shall be required to be made unless it would require an increase or decrease of at least .25% in the Conversion Price, but any adjustments not made because of this paragraph (vi) shall be carried forward and taken into account in any subsequent adjustment otherwise required. All calculations under this Section 4(d) shall be made to the nearest 1/10th of a cent or to the nearest 1/1000th of a share, as the case may be. All adjustments with respect to a transaction or event shall apply to subsequent such transactions and events. Anything in this Section 4(d) to the contrary notwithstanding, the Board of Directors shall be entitled to make such an irrevocable reduction in the Conversion Price, in addition to the adjustments required by this Section 4(d), as in their discretion they shall determine to be advisable in order to avoid or diminish any income deemed to be received for Federal income tax purposes by any holder of shares of Common Stock or shares of Series A Convertible Preferred Stock resulting from any event or occurrence giving rise to an adjustment pursuant to this Section 4(d) or from any similar event or occurrence, and evidence of the Board of Directors' determination of such adjustment shall be described in a Board of Directors' resolution filed with the Transfer Agent.

                  (vii) Whenever the Conversion Price is adjusted pursuant to this Section 4(d), (A) the Corporation shall promptly file with the Transfer Agent a certificate of a firm of nationally recognized independent public accountants setting forth the Conversion Price (and any change in the kind or amount of consideration to be received by holders of shares of Series A Convertible Preferred Stock upon conversion) after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same and (B) a notice stating that the Conversion Price has been adjusted, stating the effective date of such adjustment and enclosing such certificate shall forthwith be mailed by the Corporation to the holders of shares of Series A Convertible Preferred Stock at their addresses as shown on the share register books of the Corporation.

                  (viii) If as a result of any adjustment pursuant to this
         Section 4(d), the holder of any shares of Series A Convertible Preferred Stock surrendered for conversion becomes entitled to receive any consideration other than shares of Common Stock, (A) the Conversion Price with respect to such other consideration shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to shares of Common Stock contained in this Section 4(d) and (B) in the case such consideration shall consist of shares of Common Stock and some other kind of consideration or of two or more kinds of consideration, the Board of Directors shall determine in good faith the fair allocation of the adjusted Conversion Price between or among such types of consideration, and evidence of such determination shall be described in a Board of Directors' resolution filed with the Transfer Agent.

                  (e) The Corporation shall at all times reserve and keep available, free from preemptive and subscription rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting conversions of shares of Series A Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock not theretofore converted. For this purpose, the number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder. The Corporation will not effect any transaction which would give rise to an adjustment in the Conversion Price unless immediately following such transaction the Corporation shall have available, free from preemptive and subscription rights, out of its authorized but unissued shares of Common Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock not theretofore converted.

                  (f) The Corporation shall pay all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of securities on conversion of the shares of Series A Convertible Preferred Stock; provided, however, that (i) the Corporation shall not be required to pay any tax to the extent payable in respect of any transfer involved in the issue or delivery of securities in a name other than that of the holder of shares of the Series A Convertible Preferred Stock to be converted and (ii) no such issue or delivery shall be made unless and until such holder has paid to the Corporation the amount of any tax described in clause (i) payable in respect of the shares of stock of such holder or has established, to the satisfaction of the Corporation, that such tax has been paid or provided for.

                  (g) By acceptance of any shares of Series A Convertible Preferred Stock, the holder thereof agrees that upon conversion of any shares of Series A Convertible Preferred Stock, any shares of Common Stock, par value $0.0001 per share ("SPG Shares"), of SPG Realty Consultants, Inc., a Delaware corporation ("SPG"), which relate to such shares of Series A Convertible Preferred Stock and which are held in the SPG Trust II (as defined below) shall be transferred to the SPG Trust (as defined below), and shall thereafter be subject to, bound by and entitled to the benefits of all the terms and provisions of the SPG Trust Agreement (as defined below within the definition of the "SPG Trust"), all as provided in the agreement establishing the SPG Trust II. The "SPG Trust II" means that certain Trust created by that certain Trust Agreement among the holders of the shares of Series A Convertible Preferred Stock, SPG (as successor to Corporate Realty Consultants, Inc. ("CRC")) and the Trustee of such Trust, under which the holders of the shares of Series A Convertible Preferred Stock have beneficial interests in the SPG Shares deposited in such Trust. The "SPG Trust" means that certain Trust created by that certain Trust Agreement (the "SPG Trust Agreement") dated as of October 30, 1979, among certain shareholders of the Corporation at that date, SPG (as successor to CRC) and the Trustee of such Trust, under which substantially all the holders of shares of Common Stock have beneficial interests in the SPG Shares deposited in such Trust.

                  (h) The "currentmarket price" per share of share of Common Stock on any day shall be the average of the closing per share sales prices of the Common Stock during the last twenty trading days as reported on the Composite Tape of the New York Stock Exchange, Inc. (the "NYSE") or, if shares of Common Stock are not then listed on the NYSE, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which shares of Common Stock are then listed or, if shares of Common Stock are not then listed on any such stock exchange, the average of the average closing bid and ask quotations with respect to a share of Common Stock during the last twenty trading days on the NASDAQ Stock Market or any successor system then in use or, if no such quotations are then available, the average of the bid and asked prices with respect to a share of Common Stock for such trading days, as furnished by a member of the NYSE regularly making a market in the Common Stock selected by the Board of Directors of the Corporation, or, if no such member firm is then making a market in the Common Stock, the fair market value on such date of a share of Common Stock as determined in good faith by a majority of the members of the Board of Directors of the Corporation after consultation with an independent financial advisor of recognized national standing.

                  SECTION 5. Status of Converted or Redeemed Series A Convertible Preferred Stock. Upon any conversion or any redemption, repurchase or other acquisition by the Corporation of shares of Series A Convertible Preferred Stock, the shares of Series A Convertible Preferred Stock so converted, redeemed, repurchased or acquired shall be retired and canceled.

                  SECTION 6. Redemption at the Option of the Corporation. (a) The Board of Directors shall have the power to restrict transfers of shares of Series A Convertible Preferred Stock and/or to call for redemption a sufficient number of shares of Series A Convertible Preferred Stock, selected in a manner deemed appropriate in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership of the capital stock of the Corporation into conformity with the requirements of Section 856(a)(6) of the Internal Revenue Code of 1986, as amended, at the greater of (i) a price (the "Redemption Price") equal to the Liquidation Preference of the redeemed shares of Series A Convertible Preferred Stock, plus an amount equal to the full amount of accumulated and unpaid dividends thereon at the Redemption Date (as hereinafter defined), prorating the dividend accumulated during the period commencing on the Semiannual Payment Date immediately preceding the date of the payment of the Redemption Price and ending on such payment date (calculated on the basis of a 360-day year of twelve 30-day months) and (ii) the current market price of the Common Stock into which shares of such redeemed Series A Convertible Preferred Stock could have been converted if a right to convert existed at such time. In making such selection, the Board of Directors shall take due regard of all feasible selection methods and shall only select shares of Series A Convertible Preferred Stock if, in their considered, good faith judgment, such selection shall be an equitable way of maintaining or bringing ownership of the capital stock of the Corporation into conformity with Section 856(a)(6) of the Internal Revenue Code of 1986, as amended, given the burdens on the holders of the shares of redeemed Series A Convertible Preferred Stock of the various selection methods and the consequences (including withholding tax and other tax consequences) to the Corporation and its remaining shareholders associated with such methods, such judgment to be made without reference to the liquidation preference, conversion rights or dividend rate of the shares of Series A Convertible Preferred Stock unless such preference, conversion rights or rate shall be directly relevant to the conformity of the ownership of the capital stock of the Corporation with said Section 856(a)(6).

                  (b) The Corporation shall give the holders of shares of Series A Convertible Preferred Stock prior written notice of a redemption pursuant to this Section 6 (a "Redemption") not more than 60 nor less than 30 calendar days prior to the date fixed for redemption (the "Redemption Date") at the address of such holders on the books of the Corporation (provided that failure to give such notice or any defect therein shall not affect the validity of the proceeding for a Redemption except as to the holder to whom the Corporation has failed to give such notice or whose notice was defective), and shall set apart the funds necessary to pay the aggregate Redemption Price on all shares of Series A Convertible Preferred Stock then called for redemption. Provided that such funds have been so set apart, from and after the close of business on the Redemption Date the shares of Series A Convertible Preferred Stock shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive the Redemption Price (without interest) upon surrender of the certificates evidencing their shares of Series A Convertible Preferred Stock. In case fewer than all of the shares of Series A Convertible Preferred Stock represented by any such surrendered certificate are called for redemption, a new certificate shall be issued at the expense of the Corporation representing the unredeemed shares.

                  SECTION 7. Voting. (a) In addition to any rights provided by law, each holder of shares of Series A Convertible Preferred Stock shall be entitled to such number of votes per share held as shall equal the number (rounded to the nearest whole vote) obtained by dividing $1,000.00 by the lesser of (x) the Conversion Price and (y) the Alternative Conversion Price. Except as provided in paragraph (b) below, the holders of shares of Series A Convertible Preferred Stock shall be entitled to vote on all matters as to which holders of shares of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of shares of Common Stock, voting together with the holders of shares of Common Stock as one class.

                  (b) The Corporation shall not, without the affirmative consent or approval of the holders of at least two-thirds of the shares of Series A Convertible Preferred Stock then outstanding, voting separately as a class, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose for which notice shall have been given to the holders of shares of Series A Convertible Preferred Stock, (i) authorize any class of stock ranking prior to the Series A Convertible Preferred Stock with respect to the payment of dividends or distribution of assets upon dissolution, liquidation or winding-up; (ii) amend, alter or repeal any of the provisions of the Restated Certificate of Incorporation of the Corporation so as to affect adversely the powers, preferences or rights of the holders of shares of Series
A Convertible Preferred Stock then outstanding or reduce the minimum time required for any notice to which only the holders of shares of Series A Convertible Preferred Stock then outstanding may be entitled (an amendment of the Restated Certificate of Incorporation of the Corporation to authorize or create, or to increase the authorized amount of, any shares of any class ranking junior or on a parity with shares of Series A Convertible Preferred Stock shall be deemed not to affect adversely the powers, preferences or rights of the holders of shares of Series A Convertible Preferred Stock); (iii) authorize or create, or increase the authorized amount of, any shares, or any security convertible into stock, of any class ranking prior to the Series A Convertible Preferred Stock with respect to the payment of dividends or distribution of assets upon dissolution, liquidation or winding-up; (iv) merge or consolidate with or into any other person, unless each holder of shares of Series A Convertible Preferred Stock immediately preceding such merger or consolidation shall receive or continue to hold in the resulting person the same number of shares, with substantially the same rights and preferences, as correspond to shares of Series A Convertible Preferred Stock so held; (v) increase the number of authorized shares of Series A Convertible Preferred Stock above 209,249; (vi) amend, alter or modify any of the provisions of this Exhibit; or (vii) otherwise alter or change the powers, preferences, or rights, or qualifications, limitations or restrictions of the shares of Series A Convertible Preferred Stock so as to affect them adversely.

                  SECTION 8. Notice of Certain Events. (a) In case at any time the Corporation shall propose

                  (i) to pay any dividend payable in shares of Common Stock upon its shares of Common Stock, or to make any distribution (other than a dividend or distribution of cash from Cash Flow) to the holders of shares of Common Stock;

                  (ii) to make any dividend or distribution of cash to the holders of shares of Common Stock from Cash Flow but to retain a portion of such Cash Flow in the Corporation;

                  (iii) to offer for subscription pro rata to the holders of shares of Common Stock any additional shares of beneficial interest of any class or any other rights or warrants;

                  (iv) to consolidate or merge with or into another person; or

                  (v) to effect any reorganization, reclassification, liquidation, dissolution or winding-up of the Corporation;

and the effect of such proposed action would be to cause there to be made an adjustment in the Conversion Price pursuant to Section 4(d), then, and in any one or more of such cases, the Corporation shall cause at least ten calendar days' notice thereof to be filed with the Transfer Agent and to be given to each holder of shares of Series A Convertible Preferred Stock as of the date on which
(x) the books of the Corporation shall close, or a record be taken, for such dividend or distribution on shares of Common Stock, dividend or distribution or offering of rights or warrants or (y) such consolidation, merger, reorganization, reclassification, liquidation, dissolution or winding-up shall be effective, as the case may be.

                  (b) In case the Board of Directors shall approve the sale or other transfer of all or substantially all the interest of the Corporation or any affiliate of the Corporation in any of the Specified Assets (as defined below) to any person that is not an affiliate of the Corporation, then the Corporation shall cause notice of such approval to be filed with the Transfer Agent and given to each holder of shares of Series A Convertible Preferred Stock as of the date of the giving of such approval within five business days of the date of the giving of such approval. The term "Specified Assets" shall mean the properties commonly known as Roosevelt Field Shopping Center (Nassau County, New York), Lenox Square Mall (Atlanta, Georgia), Town Center at Boca Raton (Palm Beach County, Florida), Georgia), Brea Mall (Brea, California) and Rockaway Townsquare Mall (Rockaway, New Jersey).

                  (c) If the Corporation shall receive written conversion notices pursuant to Section 4(b) with respect to more than two percent of the outstanding shares of Series A

Convertible Preferred Stock, then the Corporation shall cause notice of its receipt of such notices to be filed with the Transfer Agent and given to each holder of shares of Series A Convertible Preferred Stock within five business days of the date of the Corporation's receipt of such notices.

                  (d) The failure to give or receive the notice required by this
Section 8 or any defect therein shall not affect the legality or validity of any such dividend, distribution, issuance of any right or warrant or other action.

                  SECTION 9. Designation of Capital Gain Dividends. So long as 10,000 or more shares of Series A Convertible Preferred Stock are held of record by one or more of (i) Stichting Pensioenfonds voor de Gezondheid Geestelijke en Maatschappelijke belangen ("PGGM"), (ii) any affiliate of PGGM that identifies itself to the Transfer Agent and the Corporation as such an affiliate and (iii) any other foreign individual or entity with a record address outside the United States of America: the Corporation shall not designate any dividends paid on shares of the Series A Convertible Preferred Stock (or dividends deemed paid pursuant to Section 305 of the Code) as capital gain dividends for U.S. tax purposes, and all distributions on the Common Stock of the Corporation in excess of the Corporation's real estate investment trust taxable income (excluding net capital gains) for any taxable year shall be designated as capital gains dividends to the extent of the Corporation's recognized capital gains for such taxable year.

                  SECTION 10. Return of Money Deposited for Converted Shares of Series A Convertible Preferred Stock. Notwithstanding anything elsewhere contained herein, any funds which at any time shall have been deposited by the Corporation or on its behalf with the Transfer Agent or any other depositary for the purpose of any payment with respect to any shares of Series A Convertible Preferred Stock which shall have been converted into shares of Common Stock pursuant to the provisions of Section 4 shall forthwith upon such conversion be repaid to the Corporation by the Transfer Agent or such other depositary.

                  SECTION 11. Definitions and Construction. As used in this resolution: (a) "herein", "hereof", "hereunder" and other like words mean or refer to this resolution in its entirety; (b) "outstanding", when used with reference to shares of stock, means issued shares of stock, excluding shares of stock held by the Corporation or a subsidiary thereof; (c) "person" means any corporation, partnership, trust, organization, association or other entity or individual; (d) "affiliate" of any person means any other person controlling, controlled by or under common control with such person; (e) "capital stock of the Corporation" shall mean shares of the capital stock of the Corporation as described in Article FOURTH of the Restated Certificate of Incorporation of the Corporation; (f) "Common Stock" shall mean the stock described as Common Stock in Article FOURTH of the Restated Certificate of Incorporation of the Corporation; (g) "Preferred Stock" shall mean the stock described as Preferred Stock in Article FOURTH of the Restated Certificate of Incorporation of the Corporation; (h) "Transfer Agent" shall First Chicago Trust Company of New York or such other successor transfer agent(s) appointed by the Board of Directors in accordance with Section 6.02 of the Restated By-Laws of the Corporation; (i) headings are for convenience of reference only and shall not define, limit or affect any of the provisions hereof; and (j) references to Sections are to Sections of this Exhibit, unless otherwise expressly provided.

                  In addition, whenever reference is made herein to cash flow from operations of the Corporation, as determined in good faith by the Board of Directors, such determination shall be made on a basis substantially consistent with that employed by the Corporation in computing Funds From Operations as reported in the Corporation's filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended.

                                                                    Exhibit A to
                                              Form of 6.50% Series A Convertible
                                                              Preferred Stock of
                                                      Simon Property Group, Inc.

                          DIVIDEND PRORATION AGREEMENT

                                                        Date: __________________

Simon Property Group, Inc.
National City Center
115 West Washington Street, Suite 15 East
Indianapolis, Indiana 46204

Dear Sirs:

         The undersigned is a holder of shares of 6.50% Series A Convertible Preferred Stock ("Preferred Stock") of Simon Property Group, Inc., a Delaware corporation (the "Corporation"). On the date hereof, the undersigned has presented _____________ (number) shares of Preferred Stock for conversion pursuant to their terms (the "Conversion"). This letter agreement is being given in satisfaction of a condition to the Conversion.

         The undersigned hereby agrees with the Corporation that concurrently with the first payment of a regular cash dividend (i.e., a dividend that would not give rise to an adjustment of the "Conversion Price" pursuant to Section 4(d)(iv) of Exhibit A to the Corporation's Restated Certificate of Incorporation with respect to the shares of Preferred Stock) on shares of the Corporation's Common Stock with respect to which the record date (the "Next Record Date") occurs after the date of the Conversion, the undersigned shall pay to the Corporation an amount equal to the product of (x) the number of such shares of Common Stock issued in the Conversion (adjusted for any dividend or distribution on the shares of Common Stock in shares of Common Stock or the subdivision, combination or reclassification of outstanding shares of Common Stock into a greater or smaller number of Preferred Stock occurring after the date of the Conversion in order to give appropriate effect thereto), (y) the per share amount of such cash dividend and (z) a fraction, the numerator of which shall be the number of days elapsed (computed on the basis of a 360-day year of twelve 30-day months) from the record date (the "Last Record Date") for the payment of the last regular dividend on shares of the Corporation's Common Stock occurring on or before the date of the Conversion and the denominator of which shall be the number of days elapsed (computed as aforesaid) from the Last Record Date to the Next Record Date.

         The undersigned further grants to the Corporation the right to set off against any unpaid amount due to the Corporation under this letter agreement any debt or other obligation of the

Corporation owing to the undersigned, including, without limitation, any dividend or other distribution payable to the undersigned by reason of its ownership of shares of the Corporation's Common Stock.

         If the undersigned wishes to transfer legal, beneficial or record ownership of any shares of the Corporation's Common Stock (or any interest therein) issuable in the Conversion before all the undersigned's foregoing obligations are fully performed, it shall obtain, for the Corporation's benefit, an instrument of assumption by the transferee in which the transferee assumes all the undersigned's obligations under this letter agreement, which instrument shall contain a provision with respect to subsequent transfers with the same effect as this paragraph.

         This letter agreement shall be construed in accordance with, and governed by, the laws of the State of New York, without regard to conflicts of laws principles.

                                  Very truly yours,



                                  --------------------------------------------
                                  (Name of Converting Holder of Preferred Stock)



                                  By:
                                      ----------------------------------------
                                      Name:
                                      Title:



AGREED:

SIMON PROPERTY GROUP, INC.



By:
    ---------------------------------
     Name:
     Title:

                                     Exhibit B to the Simon Property Group, Inc.
                                           Restated Certificate of Incorporation



                                     FORM OF

                           SIMON PROPERTY GROUP, INC.

                      SERIES B CONVERTIBLE PREFERRED STOCK



        The authorized number of shares of the series of Preferred Stock created herein and the voting powers, preferences and relative, participating optional or other special rights and qualifications, and the limitations or restrictions thereof, of such series shall be as set forth herein.

        For purposes of this exhibit, capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Simon Property Group, Inc. Restated Certificate of Incorporation (the "Charter").

        Subject in all cases to the provisions of Article NINTH of the Charter of the Corporation with respect to Excess Stock, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Series B Convertible Preferred Stock (the "Series B Preferred Stock") of the Corporation:

         (1) Designation and Amount. The designation of the series of Preferred Stock of the Corporation created herein shall be "Series B Convertible Preferred Stock." The authorized number of shares of Series B Preferred Stock shall be 5,000,000, with par value $0.0001 per share.

         All shares of Series B Preferred Stock redeemed, purchased, exchanged, unissued or otherwise acquired by the Corporation shall be retired and canceled and, upon the taking of any action required by applicable law, shall be restored to the status of authorized but unissued shares of capital stock and may thereafter be issued, but not as Series B Preferred Stock.

         (2) Ranking. The Series B Preferred Stock shall, with respect to dividend rights, rights upon liquidation, winding up, dissolution, and redemption rights, rank (A) junior to any other class or series of preferred stock hereafter duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such series shall rank prior to the Series B Preferred Stock as to the payment of dividends, distribution of assets upon liquidation and redemption rights

(the "Senior Preferred Stock"), (B) pari passu with the Series A Convertible Preferred Stock of the Corporation, par value $0.0001 per share, and any other class or series of Preferred Stock hereafter duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such class or series shall rank pari passu with the Series B Preferred Stock as to the payment of dividends, distribution of assets upon liquidation and redemption rights (the "Parity Preferred Stock") and (C) prior to any other class or series of preferred stock or other class or series of capital stock of or other equity interests in the Corporation, including, without limitation, all classes of the common stock of the Corporation, whether now or hereafter created. All of such classes or series of capital stock and other equity interests of the Corporation, including, without limitation, the Common Stock, the Class B Common Stock and the Class C Common Stock are collectively referred to herein as the "Junior Stock".

         (3) Dividends. (A) Subject to the rights of series of Preferred Stock which may from time to time come into existence, holders of the then outstanding Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of $6.50 per annum per share. Such dividends shall accrue and be cumulative from the date of original issue and shall be payable in equal amounts quarterly in arrears on the last day of March, June, September and December or, if not a business day, the next succeeding business day (each, a "Distribution Payment Date"). The first dividend, which will be paid on September 30, 1998, will be for less than a full quarter. Such first dividend and any dividend distribution payable on Series B Preferred Stock for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date, which shall be on the first day of the calendar month in which the applicable Distribution Payment Date falls on or on such other date designated by the Board of Directors of the Corporation for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a "Distribution Record Date").

        (B) Dividends on Series B Preferred Stock will accrue and be cumulative whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are earned, declared or authorized. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series B Preferred Stock which may be in arrears. Dividends paid on the Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

        (C) If, for any taxable year, the Corporation elects to designate as capital gain distributions (as defined in Section 857 of the Internal Revenue Code of 1986, as amended, or any successor revenue code or section (the "Code")) any portion (the "Capital Gains Amount") of the total distributions (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of capital stock (the "Total Distributions"), then the portion of the Capital Gains Amount that shall be allocable to holders of Series B Preferred Stock shall be in the same percentage that the total distributions paid or made available to the holders of Series B Preferred Stock for the year bears to the Total Distributions.

        (D) If any shares of Series B Preferred Stock are outstanding, then, except as provided in the following sentence, no distributions shall be declared or paid or set apart for payment on any shares of any other series of Preferred Stock of the Corporation ranking, as to distributions, on a parity with or junior to Series B Preferred Stock for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payments on shares of Series B Preferred Stock for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not set apart) upon the shares of Series B Preferred Stock and the shares of any other series of Preferred Stock ranking on parity as to distributions with shares of Series B Preferred Stock, all distributions declared upon shares of Series B Preferred Stock and any other series of Preferred Stock ranking on a parity as to distributions with Series B Preferred Stock shall be declared pro rata so that the amount of distributions declared per share on Series B Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on Series B Preferred Stock and such other series of Preferred Stock bear to each other.

         (E) Except as provided in subparagraph (3)(D) herein, unless full cumulative distributions on shares of Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in shares of Common Stock or other Junior Stock) shall be declared or paid aside for payment or other distribution shall be declared or made upon the shares of Common Stock or any other capital stock of the Corporation ranking junior to or on a parity with Series B Preferred Stock as to distributions or upon liquidation, nor shall any shares of Common Stock or any other capital stock of the Corporation ranking junior to or on a parity with Series B Preferred Stock as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such capital stock) by the Corporation (except by conversion into or exchange for Junior Stock).

        (F) Any distribution payment made on shares of Series B Preferred Stock shall first be credited against the earliest accrued but unpaid distribution due with respect to shares of Series B Preferred Stock which remain payable.

        (G) No distributions on the Series B Preferred Stock shall be authorized by the Board of Directors of the Corporation or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder if such authorization or payment shall be restricted or prohibited by law.

         (H) Except as provided in this paragraph (3) and in paragraph (5), the Series B Preferred Stock shall not be entitled to participate in the earnings or assets of the Corporation.

         (4) Conversion. (A) General. On the terms and subject to the conditions of this paragraph (4), the holder of a share of Series B Preferred Stock shall have the right, at any time at such holder's option, to convert such shares of Series B Preferred Stock, unless previously redeemed, into that number of shares of Common Stock (calculated as to each conversion to the nearest 1/1000th of a share) obtained by dividing $100.00 by the Conversion Price (as defined in subparagraph (4)(D)) (shares of the Common Stock issuable upon the aforesaid conversion being called "Conversion Stock"). (Any such conversion date is hereinafter called a "Permissible Conversion Date"). The right of conversion of shares of Series B Preferred Stock called for redemption by the Corporation shall terminate immediately prior to the close of business on the redemption date with respect to such shares of Series B Preferred Stock.

         (B) Conversion Procedures. In order to exercise the conversion privilege, the holder of any share of Series B Preferred Stock to be converted
(i) at least fifteen business days prior to any Permissible Conversion Date (or five business days, if another holder of shares of Series B Preferred Stock shall have delivered a conversion notice with respect to such Permissible Conversion Date), shall deliver to the principal office of the Corporation a written notice (a) stating that such holder elects to convert all or a specified whole number of such shares pursuant to this paragraph (4) and (b) specifying the name or names in which such holder wishes the certificate or certificates for Conversion Stock to be issued and (ii) on or prior to the applicable Permissible Conversion Date, shall surrender the certificate representing the shares of Series B Preferred Stock to be converted at the principal office of the Corporation. Unless the shares of Conversion Stock are to be issued in the same name as the name in which such shares of Series B Preferred Stock are registered, the certificate representing the shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or its duly authorized attorney. As promptly as practicable after such surrender of a certificate for shares of Series B Preferred Stock, but in no event before the applicable Permissible Conversion Date or after the fifth business day following such Permissible Conversion Date, the Corporation shall issue and deliver at such office to such holder, or on such holder's written order, (i) a certificate or certificates for the applicable number of full shares of Common Stock determined to be issuable pursuant to subparagraph (4)(A) and (ii) if less than the full number of shares of Series B Preferred Stock evidenced by the surrendered certificate is being converted, a new certificate, of like tenor, for the number of shares of Series B Preferred Stock evidenced by such surrendered certificate less the number of shares being converted. No payment or adjustment shall be made on conversion for accumulated and unpaid dividends on shares of Series B Preferred Stock surrendered for conversion or for dividends on Conversion Stock. A "business day" is a day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized to be closed.

         Each conversion shall be deemed to have been effected as of the close of business on the applicable Permissible Conversion Date, and the person or persons in whose name or names any certificate or certificates for Conversion Stock are issuable shall be deemed to have become the holder or holders of record of such Conversion Stock at such time on such Permissible Conversion Date and such conversion shall be at the Conversion Price (or current market price, as applicable) in effect at such time on such Permissible Conversion Date, unless the share transfer books of the Corporation are closed on such Permissible Conversion Date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the applicable Permissible Conversion Date. Upon delivery, all Conversion Stock shall be duly authorized, validly issued, fully paid, nonassessable, free of all liens and charges and not subject to any preemptive or subscription rights.

         In lieu of delivering physical certificates representing the securities issued upon conversion, providing the Corporation's Transfer Agent is participating on the Depositary Trust Company ("DTC") Fast Automated Securities Transfer program, upon the request of the holder of Series B Preferred Stock and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and such holders of Series B Preferred Stock thereof is not obligated to return such certificate for a placement of a legend thereon, the Corporation shall use its reasonable best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon conversion to the holder of Series B Preferred Stock by crediting the account of the broker of such holder of Series B Preferred Stock with DTC through its Deposit Withdrawal Agent Commission System.

          (C) Rounding of Fractional Conversion Stock. No fractional Conversion Stock or scrip representing fractions of Conversion Stock shall be issued upon conversion of shares of Series B Preferred Stock. If a fractional Conversion Share is otherwise deliverable to a converting holder upon a conversion of shares of Series B Preferred Stock (based upon the total number of shares of Series B Preferred Stock being converted by such holder), the Corporation shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest 1/1000th of a share, to be computed based on the current market price of a share of Common Stock on the date of conversion.

          (D) Conversion Price. "Conversion Price", shall mean $38.669, as adjusted pursuant to this subparagraph (4)(D). The Conversion Price (and the kind and amount of consideration receivable by holders of shares of Series B Preferred Stock upon conversion) shall be adjusted from time to time as follows:

                  (i) If the Corporation (A) pays a dividend or makes a distribution to all holders of Common Stock on the Common Stock in shares of Common Stock or (B) subdivides, combines or reclassifies its outstanding shares of Common Stock into a greater or smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any shares of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that it would have owned or been entitled to receive immediately following such action had such stock been converted immediately prior to such action or the record date therefor, whichever is earlier. Such adjustment shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification.

                  (ii) In case the Corporation shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock) less than the current market price (as defined in subparagraph (4)(H)) of a share of Common Stock on the record date mentioned below, the Conversion Price in effect immediately prior thereto shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (immediately prior to such issuance) plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of Common Stock and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (immediately prior to, such issuance) plus the total number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; provided, however, that in the event that all shares of the Common Stock offered for subscription or purchase are not delivered (or securities convertible into shares of Common Stock are not delivered) upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustments made upon the issuance of such rights or warrants been made based upon the number of shares of Common Stock (or securities convertible into shares of Common Stock) actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors (whose determination shall be described in a Board of Directors' resolution filed with the Transfer Agent).

                  (iii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of shares of Common Stock, evidences of indebtedness or other assets (excluding cash dividends or distributions paid in cash and dividends or distributions referred to in subparagraph (i) of this subparagraph 4(D)) or rights or warrants (excluding those referred to in subparagraph (ii) of this subparagraph 4(D)), in each such case the Conversion Price in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the difference between (I) the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Share on the record date mentioned below and (II) the aggregate fair market value determined by the Board of Directors (whose determination shall be described in a Board of Directors' resolution filed with the Transfer Agent) of such evidences of indebtedness or other assets so distributed or of such rights or warrants, and the denominator shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                  (iv)(a) If the Corporation effects any consolidation or merger to which the Corporation is a party (other than a merger in which the Corporation is the surviving person and which does not result in any change in the Common Stock), any sale or conveyance to another person of all or substantially all the assets of the Corporation or any statutory exchange of securities with another person, then in any such event the holder of each share of Series B Preferred Stock thereafter outstanding shall have the right to convert such share into the kind and amount of consideration receivable pursuant to such transaction by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such transaction, assuming such holder of shares of Common Stock failed to exercise its rights of election, if any, as to the kind or amount of consideration receivable upon such transaction (provided that if the kind or amount of consideration receivable pursuant to such transaction is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised

                  ("nonelecting share"), then, for purposes of this subparagraph
                  (iv)(a) the kind and amount of consideration receivable pursuant to such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Thereafter, the holders of shares of Series B Preferred Stock shall be entitled to appropriate adjustments with respect to their conversion rights such that the provisions set forth in this paragraph 4 shall correspondingly be made applicable, as nearly as may reasonably be, to any consideration thereafter deliverable on conversion of shares of Series B Preferred Stock.

                           (b) As evidence of the kind and amount of
                  consideration receivable pursuant to such consolidation, merger, statutory exchange, sale or conveyance, or as to the appropriate adjustments of the Conversion Price applicable with respect thereto, the Transfer Agent shall be furnished with and may accept the certificates or opinion of an independent public accountant of the type referred to in subparagraph (vi) of this subparagraph 4(D) with respect thereto; and, in the absence of bad faith on the part of the Transfer Agent, the Transfer Agent may conclusively rely thereon and shall not be responsible or accountable to any holder of shares of Series B Preferred Stock for any provision in conformity therewith or approved by such independent public accountant. The foregoing provisions of this subparagraph (iv) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

                  (v) No adjustment in the Conversion Price shall be required to be made unless it would require an increase or decrease of at least .25% in the Conversion Price, but any adjustments not made because of this subparagraph (v) shall be carried forward and taken into account in any subsequent adjustment otherwise required. All calculations under this subparagraph 4(D) shall be made to the nearest 1/10th of a cent or to the nearest 1/1000th of a share, as the case may be. All adjustments with respect to a transaction or event shall apply to subsequent such transactions and events. Anything in this subparagraph 4(D) to the contrary notwithstanding, the Board of Directors shall be entitled to make such an irrevocable reduction in the Conversion Price, in addition to the adjustments required by this subparagraph 4(D), as in their discretion they shall determine to be advisable in order to avoid or diminish any income deemed to be received for Federal income tax purposes by any holder of shares of Common Stock or shares of Series B

                  Preferred Stock resulting from any event or occurrence giving rise to an adjustment pursuant to this subparagraph 4(D) or from any similar event or occurrence, and evidence of the Board of Directors' determination of such adjustment shall be described in a Board of Directors' resolution filed with the Transfer Agent.

                  (vi) Whenever the Conversion Price is adjusted pursuant to this subparagraph 4(D), (a) the Corporation shall promptly file with the Transfer Agent a certificate of a firm of nationally recognized independent public accountants setting forth the Conversion Price (and any change in the kind or amount of consideration to be received by holders of shares of Series B Preferred Stock upon conversion) after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same and (b) a notice stating that the Conversion Price has been adjusted, stating the effective date of such adjustment and enclosing such certificate shall forthwith be mailed by the Corporation to the holders of shares of Series B Preferred Stock at their addresses as shown on the share register books of the Corporation.

                  (vii) If as a result of any adjustment pursuant to this subparagraph 4(D), the holder of any shares of Series B Preferred Stock surrendered for conversion becomes entitled to receive any consideration other than shares of Common Stock,
                  (a) the Conversion Price with respect to such other consideration shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to shares of Common Stock contained in this subparagraph (4)(D) and (b) in the case such consideration shall consist of shares of Common Stock and some other kind of consideration or of two or more kinds of consideration, the Board of Directors shall determine in good faith the fair allocation of the adjusted Conversion Price between or among such types of consideration, and evidence of such determination shall be described in a Board of Directors, resolution filed with the Transfer Agent.

         (E) The Corporation shall at all times reserve and keep available, free from preemptive and subscription rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting conversions of shares of Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock not theretofore converted. For this purpose, the number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder. The Corporation will not effect any transaction which would give rise to an adjustment in the Conversion Price unless immediately following such transaction the Corporation shall have available, free from preemptive and subscription rights, out of its authorized but unissued shares of Common Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock not theretofore converted.

         (F) The Corporation shall pay all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of securities on conversion of the shares of Series B Preferred Stock; provided, however, that
(i) the Corporation shall not be required to pay any tax to the extent payable in respect of any transfer involved in the issue or delivery of securities in a name other than that of the holder of shares of the Series B Preferred Stock to be converted and (ii) no such issue or delivery shall be made unless and until such holder has paid to the Corporation the amount of any tax described in clause (i) payable in respect of the shares of stock of such holder or has established, to the satisfaction of the Corporation, that such tax has been paid or provided for.

         (G) By acceptance of any shares of Series B Preferred Stock, the holder thereof agrees that upon conversion of any shares of Series B Preferred Stock, the holder will have a beneficial interest in shares of Common Stock, par value $.0001 per share ("SRC Shares"), of SPG Realty Consultants, Inc., a Delaware corporation ("SRC"), which relate to such Conversion Stock and which are held in the SRC Trust (as defined below), and that the holder of Series B Preferred Stock shall thereafter be subject to, bound by and entitled to the benefits of all the terms and provisions of the SRC Trust Agreement (as defined below within the definition of the "SRC Trust"). The "SRC Trust" means that certain trust created by that certain Trust Agreement (the "SRC Trust Agreement"), dated as of October 30, 1979, among certain stockholders of the Corporation at that date, SRC (as successor to Corporate Realty Consultants, Inc., a Delaware corporation) and the Trustee of such trust, under which all the holders of shares of Common Stock have beneficial interests in the SRC Shares deposited in such trust.

         (H) The "current market price" of a security on any date shall mean the average Closing Price (as defined below) of such security for the twenty consecutive Trading Days (as defined below) ending on the Trading Day immediately preceding the day in question; the "Closing Price" shall mean the last sale price for a such security as shown on the New York Stock Exchange Composite Transactions Tape, or if no such sale has taken place on such day, then the average of the closing bid and ask prices for such security on the New York Stock Exchange, or if such security is not listed or admitted to trading on the New York Stock Exchange, then on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange, then on the Nasdaq National Market, or, if such security is not listed or admitted to trading on the New York Stock Exchange, then on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange, then on the Nasdaq National Market, or, if such security is not quoted on the Nasdaq National Market, then the average of the closing bid and ask prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for such purposes; and "Trading Day" shall mean a day on which the New York Stock Exchange or, if such security is not listed or admitted to trading thereon, the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not so listed or admitted, then any day that is not a Saturday, Sunday or other day on which depositary institutions in the City of New York are authorized or obligated by law to close.

         (5) Liquidation, Dissolution or Winding Up. (A) Subject to the rights of series of Preferred Stock which may from time to time come into existence, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of shares of Series B Preferred Stock shall be entitled to receive out of assets of the Corporation legally available for distribution to stockholders, liquidation distributions in the amount of the liquidation preference of $100.00 per share in cash or property having a fair market value as determined by the Board of Directors valued at $100.00 per share, plus an amount equal to all distributions accrued and unpaid at the date of such liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the available assets of the Corporation are insufficient to pay the amount of the liquidation distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of Parity Preferred Stock, then the holders of shares of Series B Preferred Stock and Parity Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

         (B) A consolidation or merger of the Corporation with or into any other entity or entities, or a sale, lease, transfer, conveyance or disposition of all or substantially all of the assets of the Corporation or a statutory share exchange in which stockholders of the Corporation may participate, shall not be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph (5).

         (6) Redemption. (A) Shares of Series B Preferred Stock are not redeemable prior to [the fifth anniversary of the Closing Date]. On and after [the fifth anniversary of the Closing Date], the Corporation at its option upon not less than 30 nor more than 60 days' written notice, may redeem outstanding shares of Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at the following redemption prices (expressed as a percentage of liquidation value) after [the anniversary of the Closing Date] in the following years:

                Year                             Percentage
                ----                             ----------
                2003                                105
                2004                                104
                2005                                103
                2006                                102
                2007                                101
         2008 and thereafter                        100

plus an amount equal to all distributions accrued and unpaid thereon to the date fixed for redemption, without interest to the extent the Corporation will have funds legally available therefor. The redemption price of shares of Series B Preferred Stock (other than the portion hereof consisting of accrued and unpaid distributions) is payable solely out of proceeds from the sale of other capital stock of the Corporation, which may include Common Stock, Preferred Stock, depository shares, interests, participations or other ownership interests in the Corporation however designated, and any rights (other than debt securities converted into or exchangeable for capital stock), warrants or options to purchase any thereof, and not from any other source. Holders of shares of Series B Preferred Stock to be redeemed shall surrender such shares of Series B Preferred Stock at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid distributions payable upon such redemption following such surrender. If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by the Corporation and such shares may be redeemed pro rata from the holder of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares or by lot in a manner determined by the Corporation).

         (B) Unless cumulative distributions on all shares of Series B Preferred Stock and Parity Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof for payment for all past distribution periods and the current distribution period, no shares of Series B Preferred Stock or Parity Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock and Parity Preferred Stock are simultaneously redeemed; the foregoing shall not prevent the purchase or acquisition of shares of Series B Preferred Stock or Parity Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock or Parity Preferred Stock, as the case may be. Furthermore, unless full cumulative distributions on all outstanding shares of Series B Preferred Stock and Parity Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock or Parity Preferred Stock (except by conversion into or exchange for shares of capital stock of the Corporation ranking junior to Series B Preferred Stock and Parity Preferred Stock as to distributions and upon liquidation).

         (C) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed, postage prepaid, at least 30 days but not more than 90 days before the redemption date, to each holder of record of shares of Series B Preferred Stock at the address shown on the share transfer books of the Corporation. Each notice shall state: (i) the redemption date; (ii) the number of shares of Series B Preferred Stock to be redeemed; (iii) the redemption price per share; (iv) the place or places where certificates for shares of Series B Preferred Stock are to be surrendered for payment of the redemption price; and (v) that distributions on shares of Series B Preferred Stock will cease to accrue on such redemption date. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceeding for the redemption of any Series B Preferred Stock except as to the holder to whom notice was defective or not given. If fewer than all shares of Series B Preferred Stock are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Series B Preferred Stock to be redeemed from each such holder. If notice of redemption of any shares of Series B Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of shares of Series B Preferred Stock so called for redemption, then from and after the redemption date, distributions will cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

         (D) The holders of shares of Series B Preferred Stock at the close of business on a Distribution Record Date will be entitled to receive the distribution payable with respect to such shares of Series B Preferred Stock on the corresponding Distribution Payment Date notwithstanding the redemption thereof between such Distribution Record Date and the corresponding Distribution Payment Date or the Corporation's default in the payment of the distribution due. Except as provided above, the Corporation will make no payment or allowance for unpaid distributions, whether or not in arrears, on shares of Series B Preferred Stock which have been called for redemption.

         (E) Series B Preferred Stock have no stated maturity and will not be subject to any sinking fund or mandatory redemption, except as provided in Article NINTH of the Charter of the Corporation.

         (7) Voting. (A) Except as indicated in this paragraph (7), except as may be required by applicable law, or, at any time Series B Preferred Stock are listed on a securities exchange, as may be required by the rules of such exchange, the holders of shares of Series B Preferred Stock will have no voting rights.

         (B) If six quarterly distributions (whether or not consecutive) payable on shares of Series B Preferred Stock are in arrears, whether or not earned or declared, the number of directors then constituting the Board of Directors of the Corporation will be increased by two (except as provided in the proviso to paragraph (c) to Article FOURTH of the Charter), and the holders of shares of Series B Preferred Stock, voting together as a class with the holders of shares of any other series of Preferred Stock upon which like voting rights have been conferred and are exercisable (any such other series, the "Nonvoting Preferred Stock"), will have the right to elect two directors to serve on the Corporation's Board of Directors at any annual meeting of stockholders or a special meeting of the holders of Series B Preferred Stock and such other voting Preferred Stock called by the holders of record of at least 10% of any series of Preferred Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders), until all such distributions have been declared and paid or set aside for payment. The term of office of all directors so elected will terminate with the termination of such voting rights.

         (C) The approval of two-thirds of the outstanding Series B Preferred Stock voting as a single class is required in order to (i) amend, alter or repeal any provision of the Charter, so as to materially and adversely affect the rights, preferences, privileges or voting power of the Series B Preferred Stock; or (ii) authorize, reclassify, create or increase the authorized or issued amount of any class or series of stock having rights senior to Series B Preferred Stock with respect to the payment of distributions or amounts upon liquidation, dissolution or winding up of the affairs of the Corporation or to create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such shares. However, the Corporation may create additional classes of Parity Preferred Stock and Junior Stock, increase the authorized number of shares of Parity Preferred Stock and Junior Stock and issue additional series of Parity Preferred Stock and Junior Stock without the consent of any holder of Series B Preferred Stock or Voting Preferred Stock.

         (D) Except as provided above, as may be required by law or as required by the rules of any securities exchange on which the Series B Preferred Stock are listed, the holders of Series B Preferred Stock are not entitled to vote on any merger or consolidation involving the Corporation, on any share exchange or on a sale of all or substantially all of the assets of the Corporation.

         (E) In any matter in which the Series B Preferred Stock are entitled to vote (as provided in this paragraph (7)), as may be required by law or as required by the rules of any securities exchange on which the Series B Preferred Stock are listed, including any action by written consent, each share of Series B Preferred Stock shall be entitled to one vote.

         (8) Excess Stock. Each share of Series B Preferred Stock is convertible into Series B Excess Preferred Stock as provided in Article NINTH of the Charter of the Corporation.

                                                                       Exhibit C
                                                      to Restated Certificate of
                                                          Incorporation of Simon
                                                            Property Group, Inc.

                           SIMON PROPERTY GROUP, INC.

                  Form of 6.50% Series A Excess Preferred Stock
                  ---------------------------------------------


         The authorized number of shares of the series of Preferred Stock created by this Exhibit and the voting powers, preferences and relative, participating optional or other special rights and qualifications, and the limitations or restrictions thereof, of such series shall be as set forth in this Exhibit herein.

         For purposes of this Exhibit, capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Simon Property Group, Inc. Restated Certificate of Incorporation (the "Charter"). In addition, for purposes of this Exhibit:

         "Corporation" shall mean Simon Property Group, Inc., a Delaware corporation, and, with reference to periods prior to the reorganization of the Corporation as a Delaware corporation; the Trust (as defined below); and

         "Trust" shall mean Corporate Property Investors, a Massachusetts business trust and the predecessor to the Corporation.

         Each share of 6.50% Series A Convertible Preferred Stock, par value $0.0001 per share, of the Corporation ("Series A Preferred Stock"), is convertible into 6.50% Series A Excess Preferred Stock (the "Series A Excess Preferred Stock") of the Corporation as provided in Article NINTH of the Charter of the Corporation. Subject in all cases to the provisions of Article NINTH of the Charter of the Corporation with respect to Excess Stock, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Series A Excess Preferred Stock:

         SECTION 1. Designation and Number. The designation of the series of Preferred Stock of the Corporation created by this Exhibit shall be "6.50% Series A Excess Preferred Stock". The authorized number of shares of Series A Excess Preferred Stock shall be 209,249, with par value $.0001 per share.

         SECTION 2. Dividends. (a) The holders of shares of Series A Excess Preferred Stock, in preference to the holders of Common Stock, par value $.0001 per share, of the Corporation (the

"Common Stock"), any other series of Preferred Stock ranking junior to the Series A Excess Preferred Stock either as to dividends or upon liquidation, dissolution or winding-up ("Junior Preferred Stock") or any other class or series of stock of the Corporation ranking junior to the Series A Excess Preferred Stock either as to dividends or upon liquidation, dissolution or winding-up ("Other Junior Stock"), shall be entitled to receive, when, as and if declared by the Board of Directors, in their sole discretion, out of assets of the Corporation legally available for payment of dividends, an annual cash dividend of the Per Share Dividend Amount (as defined below), payable in equal semiannual installments on March 31 and September 30, commencing on March 31, 1998 (each such date, a "Semiannual Payment Date"); provided that if any Semiannual Payment Date is not a business day, then such semiannual installment shall be payable on the next business day. A "business day" is a day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized to be closed. The "Per Share Dividend Amount" shall be equal to the product of (x) the Liquidation Preference (as defined below) and (y) the Basic Rate (as defined below) and (z) the sum of 1.00 and a fraction, the numerator of which shall be the Basic Rate and the denominator of which shall be 8.00. The "Basic Rate" shall be .065. Dividends shall be payable to holders of record as they appear on the stock register of the Corporation (or, with respect to the first dividend payable hereon, if applicable, the Trust) on such record dates, not more than 30 calendar days nor less than five calendar days preceding the payment dates thereof, as shall be fixed by the Board of Directors. A dividend shall not be payable, but shall accumulate (even if undeclared), to the extent that it would exceed the Corporation's cash flow from operations, as determined in good faith by the Board of Directors, for the six-month period ending immediately before the Semiannual Payment Date.

         (b) Dividends on shares of Series A Excess Preferred Stock shall be cumulative (even if undeclared). Such dividends on shares of Series A Excess Preferred Stock shall accumulate from the first date of issuance of any such shares. Dividends on shares of Series A Excess Preferred Stock shall cease to accumulate on such shares on the date of their earlier conversion or redemption.

         (c) When holders of shares of Series A Excess Preferred Stock are entitled to receive dividends pursuant to the first sentence of this Section and such dividends and dividends on any other series of Preferred Stock ranking on a parity both as to dividends and upon liquidation, dissolution or winding-up with the Series A Excess Preferred Stock (the Series A Excess Preferred Stock and such other Preferred Stock being called "Parity Preferred Stock") are not paid in full, all dividends declared on Parity Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on shares of Series A Excess Preferred Stock and on such other Parity Preferred Stock bear to each other the same ratio that unpaid dividends per share on shares of Series A Excess Preferred Stock and such other Parity Preferred Stock bear to each other. Except as set forth in the preceding sentence with respect to Parity Preferred Stock, unless the full amount of cumulative dividends on shares of Series A Excess Preferred Stock have been paid, no dividends may be paid or declared and set aside for payment or other distribution ordered or made on the Common Stock or on any other series of Preferred Stock or other class or series of stock of the Corporation ranking junior to or on a parity with the Series A Excess Preferred Stock either as to dividends or upon liquidation, dissolution or winding-up, nor may any Common Stock or any other series of Preferred Stock or other class or series of stock of the Corporation ranking junior to or on a parity with the Series A Excess Preferred Stock either as to dividends or upon liquidation, dissolution or winding-up be redeemed, repurchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund or defeasance Corporation for any such redemption, repurchase or acquisition) by the Corporation or any subsidiary thereof.

         SECTION 3. Liquidation. The Series A Excess Preferred Stock shall rank prior to the Common Stock, Junior Preferred Stock and any Other Junior Stock, so that in the event of any liquidation, dissolution or winding-up of the Corporation (a "Liquidation Transaction"), whether voluntary or involuntary, the holders of shares of Series A Excess Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of Common Stock, Junior Preferred Stock or Other Junior Stock, an amount equal to $1,000.00 per share (the "Liquidation Preference" of a share of Series A Excess Preferred Stock) plus an amount equal to the full amount of accumulated and unpaid dividends thereon on the date of final distribution, prorating the dividend accumulated during the period commencing on the Semiannual Payment Date immediately preceding the date of final distribution and ending on such final distribution date (calculated on the basis of a 360-day year of twelve 30-day months). If, upon any Liquidation Transaction, the assets of the Corporation, or proceeds thereof, distributable among the holders of Parity Preferred Stock shall be insufficient to permit the payment in full to such holders of the amounts payable to such holders upon a Liquidation Transaction pursuant to the provisions of the Restated Certificate of Incorporation of the Corporation, then such assets or proceeds shall be distributed among such holders ratably in proportion to the amounts that would be payable on such shares if all amounts payable thereon were paid in full. After payment in full of the Liquidation Preference and accumulated and unpaid dividends to which they are entitled, the holders of shares of Series A Excess Preferred Stock shall not be entitled to any further participation in any distribution of the assets of the Corporation. For purposes hereof, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares, securities or other consideration) of all or substantially all the property or assets of the Corporation nor a consolidation or merger of the Corporation with one or more other persons shall be deemed to be a Liquidation Transaction, voluntary or involuntary.

         The holder of any share of Series A Excess Preferred Stock shall not be entitled to receive any payment owed for such shares of Series A Excess Preferred Stock under this Section 3 until such holder shall (a) cause to be delivered to the Corporation the certificate(s) representing such shares of Series A Excess Preferred Stock and (b) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Series A Excess Preferred Stock to the Corporation free of any adverse interest. As in the case of the Redemption Price referred to in Section 5, no interest shall accrue on any payment upon liquidation after the date thereof.

         SECTION 4. Status of Redeemed Series A Excess Preferred Stock. Upon any redemption, repurchase or other acquisition by the Corporation of shares of Series A Excess Preferred Stock, the shares of Series A Excess Preferred Stock so redeemed, repurchased or acquired shall be retired and canceled.

         SECTION 5. Redemption at the Option of the Corporation. (a) The Board of Directors shall have the power to restrict transfers of shares of Series A Excess Preferred Stock and/or to call for redemption a sufficient number of shares of Series A Excess Preferred Stock, selected in a manner deemed appropriate in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership of the capital stock of the Corporation into conformity with the requirements of Section 856(a)(6) of the Internal Revenue Code of 1986, as amended, at the greater of (i) a price (the "Redemption Price") equal to the Liquidation Preference of the redeemed shares of Series A Excess Preferred Stock, plus an amount equal to the full amount of accumulated and unpaid dividends thereon at the Redemption Date (as hereinafter defined), prorating the dividend accumulated during the period commencing on the Semiannual Payment Date immediately preceding the date of the payment of the Redemption Price and ending on such payment date (calculated on the basis of a 360-day year of twelve 30-day months) and (ii) the current market price (as defined in Section 5(c)) of the Common Stock into which shares of such redeemed Series A Excess Preferred Stock could have been converted if a right to convert existed at such time. In making such selection, the Board of Directors shall take due regard of all feasible selection methods and shall only select shares of Series A Excess Preferred Stock if, in their considered, good faith judgment, such selection shall be an equitable way of maintaining or bringing ownership of the capital stock of the Corporation into conformity with Section 856(a)(6) of the Internal Revenue Code of 1986, as amended, given the burdens on the holders of the shares of redeemed Series A Excess Preferred Stock of the various selection methods and the consequences (including withholding tax and other tax consequences) to the Corporation and its remaining shareholders associated with such methods, such judgment to be made without reference to the liquidation preference, conversion rights or dividend rate of the shares of Series A Excess Preferred Stock unless such preference, conversion rights or rate shall be directly relevant to the conformity of the ownership of the capital stock of the Corporation with said Section 856(a)(6).

         (b) The Corporation shall give the holders of shares of Series A Excess Preferred Stock prior written notice of a redemption pursuant to this Section 5 (a "Redemption") not more than 60 nor less than 30 calendar days prior to the date fixed for redemption (the "Redemption Date") at the address of such holders on the books of the Corporation (provided that failure to give such notice or any defect therein shall not affect the validity of the proceeding for a Redemption except as to the holder to whom the Corporation has failed to give such notice or whose notice was defective), and shall set apart the funds necessary to pay the aggregate Redemption Price on all shares of Series A Excess Preferred Stock then called for redemption. Provided that such funds have been so set apart, from and after the close of business on the Redemption Date the shares of Series A Excess Preferred Stock shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive the Redemption Price (without interest) upon surrender of the certificates evidencing their shares of Series A Excess Preferred Stock. In case fewer than all of the shares of Series A Excess Preferred Stock represented by any such surrendered certificate are called for redemption, a new certificate shall be issued at the expense of the Corporation representing the unredeemed shares.

         (c) The "current market price" per share of share of Common Stock on any day shall be the average of the closing per share sales prices of the Common Stock during the last twenty trading days as reported on the Composite Tape of the New York Stock Exchange, Inc. (the "NYSE") or, if shares of Common Stock are not then listed on the NYSE, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which shares of Common Stock are then listed or, if shares of Common Stock are not then listed on any such stock exchange, the average of the average closing bid and ask quotations with respect to a share of Common Stock during the last twenty trading days on the NASDAQ Stock Market or any successor system then in use or, if no such quotations are then available, the average of the bid and asked prices with respect to a share of Common Stock for such trading days, as furnished by a member of the NYSE regularly making a market in the Common Stock selected by the Board of Directors of the Corporation, or, if no such member firm is then making a market in the Common Stock, the fair market value on such date of a share of Common Stock as determined in good faith by a majority of the members of the Board of Directors of the Corporation after consultation with an independent financial advisor of recognized national standing.

         SECTION 6. Voting. (a) In addition to any rights provided by law, each holder of shares of Series A Excess Preferred Stock shall be entitled to such number of votes per share held as shall equal the number (rounded to the nearest whole vote) obtained by dividing $1,000.00 by the lesser of (x) the Conversion Price and (y) the Alternative Conversion Price. Except as provided in paragraph
(b) below, the holders of shares of Series A Excess Preferred Stock shall be entitled to vote on all matters as to which holders of shares of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of shares of Common Stock, voting together with the holders of shares of Common Stock as one class.

         (b) The Corporation shall not, without the affirmative consent or approval of the holders of at least two-thirds of the shares of Series A Excess Preferred Stock then outstanding, voting separately as a class, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose for which notice shall have been given to the holders of shares of Series A Excess Preferred Stock, (i) authorize any class of stock ranking prior to the Series A Excess Preferred Stock with respect to the payment of dividends or distribution of assets upon dissolution, liquidation or winding-up; (ii) amend, alter or repeal any of the provisions of the Restated Certificate of Incorporation of the Corporation so as to affect adversely the powers, preferences or rights of the holders of shares of Series A Excess Preferred Stock then outstanding or reduce the minimum time required for any notice to which only the holders of shares of Series A Excess Preferred Stock then outstanding may be entitled (an amendment of the Restated Certificate of Incorporation of the Corporation to authorize or create, or to increase the authorized amount of, any shares of any class ranking junior or on a parity with shares of Series A Excess Preferred Stock shall be deemed not to affect adversely the powers, preferences or rights of the holders of shares of Series A Excess Preferred Stock); (iii) authorize or create, or increase the authorized amount of, any shares, or any security convertible into stock, of any class ranking prior to the Series A Excess Preferred Stock with respect to the payment of dividends or distribution of assets upon dissolution, liquidation or winding-up; (iv) merge or consolidate with or into any other person, unless each holder of shares of Series A Excess Preferred Stock immediately preceding such merger or consolidation shall receive or continue to hold in the resulting person the same number of shares, with substantially the same rights and preferences, as correspond to shares of Series A Excess Preferred Stock so held; (v) increase the number of authorized shares of Series A Excess Preferred Stock above 209,249; (vi) amend, alter or modify any of the provisions of this Exhibit; or (vii) otherwise alter or change the powers, preferences, or rights, or qualifications, limitations or restrictions of the shares of Series A Excess Preferred Stock so as to affect them adversely.

         SECTION 7. Notice of Certain Events. (a) In case at any time the Corporation shall propose

                  (i) to pay any dividend payable in shares of Common Stock upon its shares of Common Stock, or to make any distribution (other than a dividend or distribution of cash from Cash Flow) to the holders of shares of Common Stock;

                  (ii) to make any dividend or distribution of cash to the holders of shares of Common Stock from Cash Flow but to retain a portion of such Cash Flow in the Corporation;

                  (iii) to offer for subscription pro rata to the holders of shares of Common Stock any additional shares of beneficial interest of any class or any other rights or warrants;

                  (iv) to consolidate or merge with or into another person; or

                  (v) to effect any reorganization, reclassification, liquidation, dissolution or winding-up of the Corporation;

and the effect of such proposed action would be to cause there to be made an adjustment in the Conversion Price of the Series A Convertible Preferred Stock pursuant to the Charter, then, and in any one or more of such cases, the Corporation shall cause at least ten calendar days' notice thereof to be filed with the Transfer Agent and to be given to each holder of shares of Series A Excess Preferred Stock as of the date on which (x) the books of the Corporation shall close, or a record be taken, for such dividend or distribution on shares of Common Stock, dividend or distribution or offering of rights or warrants or
(y) such consolidation, merger, reorganization, reclassification, liquidation, dissolution or winding-up shall be effective, as the case may be.

         (b) In case the Board of Directors shall approve the sale or other transfer of all or substantially all the interest of the Corporation or any affiliate of the Corporation in any of the Specified Assets (as defined below) to any person that is not an affiliate of the Corporation, then the Corporation shall cause notice of such approval to be filed with the Transfer Agent and given to each holder of shares of Series A Excess Preferred Stock as of the date of the giving of such approval within five business days of the date of the giving of such approval. The term "Specified Assets" shall mean the properties commonly known as Roosevelt Field Shopping Center (Nassau County, New York), Lenox Square Mall (Atlanta, Georgia), Town Center at Boca Raton

(Palm Beach County, Florida), Brea Mall (Brea, California) and Rockaway Townsquare Mall (Rockaway, New Jersey).

         (c) The failure to give or receive the notice required by this Section 7 or any defect therein shall not affect the legality or validity of any such dividend, distribution, issuance of any right or warrant or other action.

         SECTION 8. Designation of Capital Gain Dividends. So long as 10,000 or more shares of Series A Excess Preferred Stock are held of record by one or more of (i) Stichting Pensioenfonds voor de Gezondheid Geestelijke en Maatschappelijke belangen ("PGGM"), (ii) any affiliate of PGGM that identifies itself to the Transfer Agent and the Corporation as such an affiliate and (iii) any other foreign individual or entity with a record address outside the United States of America: the Corporation shall not designate any dividends paid on shares of the Series A Excess Preferred Stock (or dividends deemed paid pursuant to Section 305 of the Code) as capital gain dividends for U.S. tax purposes, and all distributions on the Common Stock of the Corporation in excess of the Corporation's real estate investment trust taxable income (excluding net capital gains) for any taxable year shall be designated as capital gains dividends to the extent of the Corporation's recognized capital gains for such taxable year.

         SECTION 9. Definitions and Construction. As used in this resolution:
(a) "herein", "hereof", "hereunder" and other like words mean or refer to this resolution in its entirety; (b) "outstanding", when used with reference to shares of stock, means issued shares of stock, excluding shares of stock held by the Corporation or a subsidiary thereof; (c) "person" means any corporation, partnership, trust, organization, association or other entity or individual; (d) "affiliate" of any person means any other person controlling, controlled by or under common control with such person; (e) "capital stock of the Corporation" shall mean shares of the capital stock of the Corporation as described in Article FOURTH of the Restated Certificate of Incorporation of the Corporation;
(f) "Common Stock" shall mean the stock described as Common Stock in Article FOURTH of the Restated Certificate of Incorporation of the Corporation; (g) "Preferred Stock" shall mean the stock described as Preferred Stock in Article FOURTH of the Restated Certificate of Incorporation of the Corporation; (h) "Transfer Agent" shall First Chicago Trust Company of New York or such other successor transfer agent(s) appointed by the Board of Directors in accordance with Section 6.02 of the Restated By-Laws of the Corporation; (i) headings are for convenience of reference only and shall not define, limit or affect any of the provisions hereof; and (j) references to Sections are to Sections of this Exhibit, unless otherwise expressly provided.

                  In addition, whenever reference is made herein to cash flow from operations of the Corporation, as determined in good faith by the Board of Directors, such determination shall be made on a basis substantially consistent with that employed by the Corporation in computing Funds From Operations as reported in the Corporation's filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended.

                                   Exhibit D to the Simon Property Group, Inc.
                                         Restated Certificate of Incorporation



                                     FORM OF

                           SIMON PROPERTY GROUP, INC.

                         SERIES B EXCESS PREFERRED STOCK



         The authorized number of shares of the series of Preferred Stock created herein and the voting powers, preferences and relative, participating optional or other special rights and qualifications, and the limitations or restrictions thereof, of such series shall be as set forth herein.

         For purposes of this exhibit, capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Simon Property Group, Inc. Restated Certificate of Incorporation (the "Charter").

         Each share of Series B Convertible Preferred Stock, par value $0.0001 per share, of the Corporation ("Series B Preferred Stock"), is convertible into Series B Excess Preferred Stock (the "Series B Excess Preferred Stock") of the Corporation as provided in Article NINTH of the Charter of the Corporation. Subject in all cases to the provisions of Article NINTH of the Charter of the Corporation with respect to Excess Stock, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Series B Excess Preferred Stock:

         (1) Designation and Amount. The designation of the series of Preferred Stock of the Corporation created herein shall be "Series B Excess Preferred Stock." The authorized number of shares of Series B Excess Preferred Stock shall be 5,000,000, with par value $0.0001 per share.

         All shares of Series B Excess Preferred Stock redeemed, purchased, exchanged, unissued or otherwise acquired by the Corporation shall be retired and canceled and, upon the taking of any action required by applicable law, shall be restored to the status of authorized but unissued shares of capital stock and may thereafter be issued, but not as Series B Excess Preferred Stock.

         (2) Ranking. The Series B Excess Preferred Stock shall, with respect to dividend rights, rights upon liquidation, winding up, dissolution, and redemption rights, rank (A) junior to any other class or series of Preferred Stock hereafter duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such series shall rank prior to the Series B Excess Preferred Stock as to the payment of dividends, distribution of assets upon liquidation and redemption rights (the "Senior Preferred Stock"), (B) pari passu with the Series A Convertible Preferred Stock of the Corporation, par value $0.0001 per share, the Series A Convertible Preferred Excess Stock of the Corporation, par value $0.0001 per share, the Series B Preferred Stock and any other class or series of Preferred Stock hereafter duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such class or series shall rank pari passu with the Series B Excess Preferred Stock as to the payment of dividends, distribution of assets upon liquidation and redemption rights (the "Parity Preferred Stock") and (C) prior to any other class or series of preferred stock or other class or series of capital stock of or other equity interests in the Corporation, including, without limitation, all classes of the common stock of the Corporation, whether now or hereafter created. All of such classes or series of capital stock and other equity interests of the Corporation, including, without limitation, the Common Stock, the Class B Common Stock and the Class C Common Stock are collectively referred to herein as the "Junior Stock".

         (3) Dividends. (A) Subject to the rights of series of Preferred Stock which may from time to time come into existence, holders of the then outstanding Series B Excess Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of $6.50 per annum per share. Such dividends shall accrue and be cumulative from the date of original issue and shall be payable in equal amounts quarterly in arrears on the last day of March, June, September and December or, if not a business day, the next succeeding business day (each, a "Distribution Payment Date"). The first dividend, which will be paid on September 30, 1998, will be for less than a full quarter. Such first dividend and any dividend distribution payable on Series B Excess Preferred Stock for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date, which shall be on the first day of the calendar month in which the applicable Distribution Payment Date falls on or on such other date designated by the Board of Directors of the Corporation for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a "Distribution Record Date").

         (B) Dividends on Series B Excess Preferred Stock will accrue and be cumulative whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are earned, declared or authorized. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series B Excess Preferred Stock which may be in arrears. Dividends paid on the Series B Excess Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

         (C) If, for any taxable year, the Corporation elects to designate as capital gain distributions (as defined in Section 857 of the Internal Revenue Code of 1986, as amended, or any successor revenue code or section (the "Code")) any portion (the "Capital Gains Amount") of the total distributions (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of capital stock (the "Total Distributions"), then the portion of the Capital Gains Amount that shall be allocable to holders of Series B Excess Preferred Stock shall be in the same percentage that the total distributions paid or made available to the holders of Series B Excess Preferred Stock for the year bears to the Total Distributions.

         (D) If any shares of Series B Excess Preferred Stock are outstanding, then, except as provided in the following sentence, no distributions shall be declared or paid or set apart for payment on any shares of any other series of Preferred Stock of the Corporation ranking, as to distributions, on a parity with or junior to Series B Excess Preferred Stock for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payments on shares of Series B Excess Preferred Stock for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not set apart) upon the shares of Series B Excess Preferred Stock and the shares of any other series of Preferred Stock ranking on parity as to distributions with shares of Series B Excess Preferred Stock, all distributions declared upon shares of Series B Excess Preferred Stock and any other series of Preferred Stock ranking on a parity as to distributions with Series B Excess Preferred Stock shall be declared pro rata so that the amount of distributions declared per share on Series B Excess Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on Series B Excess Preferred Stock and such other series of Preferred Stock bear to each other.

         (E) Except as provided in subparagraph (3)(D) herein, unless full cumulative distributions on shares of Series B Excess Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in shares of Common Stock or other Junior Stock) shall be declared or paid aside for payment or other distribution shall be declared or made upon the shares of Common Stock or any other capital stock of the Corporation ranking junior to or on a parity with Series B Excess Preferred Stock as to distributions or upon liquidation, nor shall any shares of Common Stock or any other capital stock of the Corporation ranking junior to or on a parity with Series B Excess Preferred Stock as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such capital stock) by the Corporation (except by conversion into or exchange for Junior Stock).

         (F) Any distribution payment made on shares of Series B Excess Preferred Stock shall first be credited against the earliest accrued but unpaid distribution due with respect to shares of Series B Excess Preferred Stock which remain payable.

         (G) No distributions on the Series B Excess Preferred Stock shall be authorized by the Board of Directors of the Corporation or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder if such authorization or payment shall be restricted or prohibited by law.

         (H) Except as provided in this paragraph (3) and in paragraph (4), the Series B Excess Preferred Stock shall not be entitled to participate in the earnings or assets of the Corporation.

         (4) Liquidation, Dissolution or Winding Up. (A) Subject to the rights of series of Preferred Stock which may from time to time come into existence, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of shares of Series B Excess Preferred Stock shall be entitled to receive out of assets of the Corporation legally available for distribution to stockholders, liquidation distributions in the amount of the liquidation preference of $100.00 per share in cash or property having a fair market value as determined by the Board of Directors valued at $100.00 per share, plus an amount equal to all distributions accrued and unpaid at the date of such liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of Series B Excess Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the available assets of the

Corporation are insufficient to pay the amount of the liquidation distributions on all outstanding shares of Series B Excess Preferred Stock and the corresponding amounts payable on all shares of Parity Preferred Stock, then the holders of shares of Series B Excess Preferred Stock and Parity Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

         (B) A consolidation or merger of the Corporation with or into any other entity or entities, or a sale, lease, transfer, conveyance or disposition of all or substantially all of the assets of the Corporation or a statutory share exchange in which stockholders of the Corporation may participate, shall not be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph (4).

         (5) Redemption. (A) Shares of Series B Excess Preferred Stock are not redeemable prior to [the fifth anniversary of the Closing Date]. On and after [the fifth anniversary of the Closing Date], the Corporation at its option upon not less than 30 nor more than 60 days' written notice, may redeem outstanding shares of Series B Excess Preferred Stock, in whole or in part, at any time or from time to time, for cash at the following redemption prices (expressed as a percentage of liquidation value) after [the anniversary of the Closing Date] in the following years:

                Year                    Percentage
                ----                    ----------
                2003                       105
                2004                       104
                2005                       103
                2006                       102
                2007                       101
         2008 and thereafter               100

plus an amount equal to all distributions accrued and unpaid thereon to the date fixed for redemption, without interest to the extent the Corporation will have funds legally available therefor. The redemption price of shares of Series B Excess Preferred Stock (other than the portion hereof consisting of accrued and unpaid distributions) is payable solely out of proceeds from the sale of other capital stock of the Corporation, which may include Common Stock, Preferred Stock, depository shares, interests, participations or other ownership interests in the Corporation however designated, and any rights (other than debt securities converted into or exchangeable for capital stock), warrants or options to purchase any thereof, and not from any other source. Holders of shares of Series B Excess Preferred Stock to be redeemed shall surrender such shares of Series B Excess Preferred Stock at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid distributions payable upon such redemption following such surrender. If fewer than all of the outstanding shares of Series B Excess Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by the Corporation and such shares may be redeemed pro rata from the holder of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares or by lot in a manner determined by the Corporation).

         (B) Unless cumulative distributions on all shares of Series B Excess Preferred Stock and Parity Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof for payment for all past distribution periods and the current distribution period, no shares of Series B Excess Preferred Stock or Parity Stock shall be redeemed unless all outstanding shares of Series B Excess Preferred Stock and Parity Preferred Stock are simultaneously redeemed; the foregoing shall not prevent the purchase or acquisition of shares of Series B Excess Preferred Stock or Parity Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Excess Preferred Stock or Parity Preferred Stock, as the case may be. Furthermore, unless full cumulative distributions on all outstanding shares of Series B Excess Preferred Stock and Parity Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series B Excess Preferred Stock or Parity Preferred Stock (except by conversion into or exchange for shares of capital stock of the Corporation ranking junior to Series B Excess Preferred Stock and Parity Preferred Stock as to distributions and upon liquidation).

         (C) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed, postage prepaid, at least 30 days but not more than 90 days before the redemption date, to each holder of record of shares of Series B Excess Preferred Stock at the address shown on the share transfer books of the Corporation. Each notice shall state:
(i) the redemption date; (ii) the number of shares of Series B Excess Preferred Stock to be redeemed; (iii) the redemption price per share; (iv) the place or places where certificates for shares of Series B Excess Preferred Stock are to be surrendered for payment of the redemption price; and (v) that distributions on shares of Series B Excess Preferred Stock will cease to accrue on such redemption date. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceeding for the redemption of any Series B Excess Preferred Stock except as to the holder to whom notice was defective or not given. If fewer than all shares of Series B Excess Preferred Stock are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Series B Excess Preferred Stock to be redeemed from each such holder. If notice of redemption of any shares of Series B Excess Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of shares of Series B Excess Preferred Stock so called for redemption, then from and after the redemption date, distributions will cease to accrue on such shares of Series B Excess Preferred Stock, such shares of Series B Excess Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

         (D) The holders of shares of Series B Excess Preferred Stock at the close of business on a Distribution Record Date will be entitled to receive the distribution payable with respect to such shares of Series B Excess Preferred Stock on the corresponding Distribution Payment Date notwithstanding the redemption thereof between such Distribution Record Date and the corresponding Distribution Payment Date or the Corporation's default in the payment of the distribution due. Except as provided above, the Corporation will make no payment or allowance for unpaid distributions, whether or not in arrears, on shares of Series B Excess Preferred Stock which have been called for redemption.

         (E) Series B Excess Preferred Stock have no stated maturity and will not be subject to any sinking fund or mandatory redemption, except as provided in Article NINTH of the Charter of the Corporation.

         (6) Voting. (A) Except as indicated in this paragraph (6), except as may be required by applicable law, or, at any time Series B Excess Preferred Stock are listed on a securities exchange, as may be required by the rules of such exchange, the holders of shares of Series B Excess Preferred Stock will have no voting rights.

         (B) If six quarterly distributions (whether or not consecutive) payable on shares of Series B Preferred Stock or Series B Excess Preferred Stock are in arrears, whether or not earned or declared, the number of directors then constituting the Board of Directors of the Corporation will be increased by two (except as provided in the proviso to paragraph (c) to Article FOURTH of the Charter), and the holders of shares of Series B Preferred Stock and Series B Excess Preferred Stock, voting together as a class with the holders of shares of any other series of Preferred Stock upon which like voting rights have been conferred and are exercisable (any such other series, the "Nonvoting Preferred Stock"), will have the right to elect two directors to serve on the Corporation's Board of Directors at any annual meeting of stockholders or a special meeting of the holders of Series B Preferred Stock and Series B Excess Preferred Stock and such other voting Preferred Stock called by the holders of record of at least 10% of any series of Preferred Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders), until all such distributions have been declared and paid or set aside for payment. The term of office of all directors so elected will terminate with the termination of such voting rights.

         (C) The approval of two-thirds of the outstanding Series B Excess Preferred Stock voting as a single class is required in order to (i) amend, alter or repeal any provision of the Charter, so as to materially and adversely affect the rights, preferences, privileges or voting power of the Series B Excess Preferred Stock; or (ii) authorize, reclassify, create or increase the authorized or issued amount of any class or series of stock having rights senior to Series B Excess Preferred Stock with respect to the payment of distributions or amounts upon liquidation, dissolution or winding up of the affairs of the Corporation or to create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such shares. However, the Corporation may create additional classes of Parity Preferred Stock and Junior Stock, increase the authorized number of shares of Parity Preferred Stock and Junior Stock and issue additional series of Parity Preferred Stock and Junior Stock without the consent of any holder of Series B Excess Preferred Stock or Voting Preferred Stock.

         (D) Except as provided above, as may be required by law or as required by the rules of any securities exchange on which the Series B Excess Preferred Stock are listed, the holders of Series B Excess Preferred Stock are not entitled to vote on any merger or consolidation involving the Corporation, on any share exchange or on a sale of all or substantially all of the assets of the Corporation.

         (E) In any matter in which the Series B Excess Preferred Stock are entitled to vote (as provided in this paragraph (6)), as may be required by law or as required by the rules of any securities exchange on which the Series B Excess Preferred Stock are listed, including any action by written consent, each share of Series B Excess Preferred Stock shall be entitled to one vote.